SECURITIES AND EXCHANGE COMMISSION
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AMENDMENT NO. 4 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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So Act Network, Inc.
(Exact Name of Small Business Issuer in its Charter)

Delaware	7373	26-3534190
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

5715 Will Clayton Parkway, #6572
Humble, TX 77338
(847) 565-9732
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

The Company Corporation
2711 Centerville Road Suite 400
Wilmington, DE 19808
(302) 636-5440
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Eric M. Stein, Esq.
Anslow & Jaclin, LLP.
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

 The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted .

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, 0.001 par value per share	3,045,333	$0.0625 (2)	$190,333	$7.48

(1)  This Registration Statement covers the resale by our selling shareholders of up 3,045,333 shares of common stock previously issued to such selling shareholders.

(2)  The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.0625 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated July     , 2009

3,045,333 SHARES OF
SO ACT NETWORK, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 3,045,333 shares of our common stock can be sold by selling security holders at a fixed price of $0.0625 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS IS RISKY AND SPECULATIVE IN NATURE. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: July     , 2009

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

If any of the following risks occur, our business operation, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the future investors.

About Our Company

We were incorporated in the State of Delaware as of December 9, 2005. On October 2008, we became a development stage company focused on creating an Internet search engine and networking web site. Our technologies are being designed to provide people with an internet platform to discuss solutions for major problems, such as poverty, violence, pollution, energy shortage, lack of education, inadequate health care, cancer and heart disease, etc.

Based upon the current development status of our search engine and network platform, the So Act Network website was launched on June 30, 2009. The So Act Network website will be an online website chat and message board for users to discuss current event topics.  We plan to generate revenues in two ways.  First, everyone can join So Act Network for free , however, we plan to charge our members a membership fee for additional services and upgrades.   The free portion of the site will allow them to review posts and search the general sections of the site.  However, members will be charged $1 per month if they have a network of people between 100 and 500 people.  If the members network grows to a number between 500 and 5,000 people then the member will be required to pay $2 per month for their membership.  Anything above 5,000 people in a members network will be a fee of $5 per month.  Also, if the member wants to join groups with no spam and no ads, the member will be charged a fee of $1 per group per month.  Lastly, we will charge members a fee for storage space.  If a member wants to keep files on their profile or under their member name, there will be a charge of $1 per month for 500 megabytes of memory and $5 per month for any amount of space greater than 500 megabytes.  We will also offer a Press Club membership for a fee of $2 per month for the membership and then an additional $5 for each press release issued.   Second, we intend to sell advertisement space to companies who are interested in targeting our members.

Where You Can Find Us

Our principal executive office is located at 5715 Will Clayton Parkway, #6572, Humble, TX 77338 and our telephone number is (210) 401-7667. The server of our search engine and network was launched on June 30, 2009 and is located in Albuquerque, New Mexico to be maintained by Gigablast, Inc., a Delaware corporation with its principal offices at 4001 Rogan Ave, NE, Suite A, Albuquerque, New Mexico, 87109.

Terms of Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.0625 was determined by the price of the shares that were sold to our shareholders and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Financial Overview

The following data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. Our financials are audited for years of 2008 and 2007. The financial records are in accordance with GAAP. The statement of operations and balance sheet data for December 31, 2008 and 2007 are derived from our audited financial statements for the years ended December 31, 2008 and 2007.  The statement of operations and balance sheet data for March 31, 2009 was derived from our unaudited interim financial statements for the three (3) months ended March 31, 2009.

	For the Year Ended December 31		For the Three Months Ended March 31
Statement of Operations	(audited)		(unaudited)
	2008	2007	2009
Total Operating Expenses	$117,084	$1,400	$88,489

Total Other Expenses	$(31)	$-	$-

Net Loss	$(117,115)	$(1,400)	$(88,489)

Net Loss Per Share –Basic and Diluted	$(0.00)	$(0.00)	$(0.00)

	As of		As of
	December 31,		March 31,
BALANCE SHEET DATA	(audited)		(unaudited)
	2008	2007	2009
Cash	$33,950	$-	$4,168
Prepaid Expenses	$359	$-	$3,049
Total Current Assets	$34,309	$-	$7,217
Total Current Liabilities	$51,573	$3,150	$81,365
Total Shareholders’ Deficiency	$(14,552)	$(3,150)	$(11,491)

RISK FACTORS

In addition to other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and risky in nature. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. Any person who cannot afford the loss of his or her purchase price for the offered shares should not purchase the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will achieve those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares.

If any of the following risks occur, our business operation, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the future investors.

Risk Related to our Business and Industry

OUR AUDITOR HAS RAISED DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We are in the development stage with no operations, have an accumulated deficit of $345,309 for the period from December 9, 2005 (inception) to March 31, 2009. This raises substantial doubt about our ability to continue as a going concern. From our inception through March 31, 2009, our primary source of funds has been the proceeds of private offerings of our common stock and loans from Mr. Greg Halpern, our CEO, CFO, Chairman and controlling shareholder.

For the fiscal year ended December 31, 2008, we received $18,803 from Greg Halpern, our principal shareholder. Pursuant to the terms of the loan, the loan is bearing an annual interest rate of 3.25% and due on demand. As of December 31, 2008, we still owe $3,803 in principal and $31 in accrued interest. In addition, we have received three loans from Greg Halpern in the amount of $9,500, $15,000 or $16,700 on May 11, May 22, and May 26, 2009, respectively. The loans are bearing an annual interest at the prime rate as of the respective issuance date, and due on demand.   The prime rate of interest is the rate of interest that major banks charge their most creditworthy customers.  For the purposes of this agreement, we shall determine the prime rate by using the prime rate reported by the Wall Street Journal on the date funds are extended to the Company.  Based on the current prime rate, it is estimated that the prime rate shall be 3.25% but that may be subject to adjustment based on market factors and the fluctuation of the prime rate.

On May 29, 2009, we have entered into a Credit Line Agreement and Line of Credit Note with Greg Halpern who has agreed to establish a revolving line of credit for us with a maximum amount of $100,000 that will mature and expire on May 29, 2011.  The Credit Line Agreement accrues interest at the prime rate.  The prime rate of interest is the rate of interest that major banks charge their most creditworthy customers.  For the purposes of this agreement, we shall determine the prime rate by using the prime rate reported by the Wall Street Journal on the date funds are extended to the Company.  Based on the current prime rate, it is estimated that the prime rate shall be 3.25% but that may be subject to adjustment based on market factors and the fluctuation of the prime rate.  Our management believes that actions presently being taken to obtain additional funding and implement our development plans provide the opportunity for us to continue as a going concern.

There is no assurance that we will be able to repay the outstanding amounts of the loans to Mr. Halpern on demand. If we are unable to pay our obligations to Mr. Halpern, we may be subject to litigation, which will adversely affect our business operations, generate additional expenses and Mr. Halpern would refuse to loan us any more cash. Neither is there assurance that Mr. Halpern will be able to fulfill his obligations under the Credit Line Agreement.

WE HAVE LIMITED OPERATING HISTORY.

We are a development stage company and have limited operating history for investors to evaluate the potential of our business development. We launched our website on June 30, 2009 and are in the process of building our customer base and product brand name.

WE HAVE NOT GENERATED ANY REVENUES.

As of the date of this registration statement, we have not yet generated any operating revenue. There can be no assurance that we will generate operating revenue in the future or that we will be able to put in place the financial and administrative structure necessary to operate as an independent public company, or that the development of such structure will not require a significant amount of our management's time and other resources.

Because we have not generated any revenues, in the event that we are not able to obtain additional funding or Mr. Halpern either fails to extend us sufficient financing, declines to loan additional cash, declines to fund the line of credit, declines to defer his salary payments, or seeks repayment of his existing loans, we will no longer be able to continue to operate and will have to cease operations unless we begin to generate sufficient revenue to cover all our costs.

WE FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED IN NEW AND RAPIDLY EVOLVING MARKET.

We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and product brand name. In addition, we also face many of the risks and difficulties encountered in new and rapidly evolving markets. These risks include the ability to:

·        Increase awareness of our brand names;
·        Attain customer loyalty;
·        Maintain current strategic relationships, and develop new strategic relationships;
·        Respond effectively to competitive pressures;
·        Continue to develop and upgrade technology; and
·        Attract, retain and motivate qualified personnel.

WE MAY NEED ADDITIONAL CAPITAL FOR THE MAINTENANCE OF OUR REGULATORY FILINGS REPONSIBLITIES UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

The launch of the live So Act Search Engine and So Act Network was completed on June 30, 2009. Gigablast, Inc. (the “Gigabalst”), our engine and network developer, and we have entered into an Amendment to Gigablast Professional Services Agreement, pursuant to which, Gigablast agrees to reduce our outstanding balance from $34,325.00 to $17,162.50, which represents a 50% discount to the fees arising from the professional services provided by Gigablast in connection with developing the So Act Search Engine and So Act Network and reduce their hourly rate of labor for further development of the So Act Network from $150 per hour to $75 per hour. In addition, we have received three loans from Mr. Greg Halpern, in the amount of $9,500, $15,000 and $16,700 on May 11, May 22, and May 26, 2009, respectively. Each of the loans bears an interest at the prime rate. Additional expenses may arise from the maintenance of our regulatory filings and responsibilities which include legal, accounting and electronic filing services. It is anticipated that the cost to maintain these activities will be no less than $76,000 and no more than $108,000. We have entered into a Credit Line Agreement and Line of Credit Note with Greg Halpern who has agreed to establish a revolving line of credit for us with a maximum amount of $100,000 that will mature and expire on May 29, 2011. The Credit Line Agreement shall accrue interest at the prime rate.  The prime rate of interest is the rate of interest that major banks charge their most creditworthy customers.  For the purposes of this agreement, we shall determine the prime rate by using the prime rate reported by the Wall Street Journal on the date funds are extended to the Company.  Based on the current prime rate, it is estimated that the prime rate shall be 3.25% but that may be subject to adjustment based on market factors and the fluctuation of the prime rate.   Although we believe that the $100,000 will be sufficient to cover the additional expense arising from maintenance of our regulatory filings with the SEC, we may need additional financing if the additional expenses exceed our budget and/or Mr. Halpern cannot fulfill his obligations under the Credit Line Agreement. There is no assurance that additional financing will be available to us.  If we cannot obtain additional financing or if Mr. Halpern ceases to provide financing to us then we will be forced to cease operating and will not be able to afford to maintain our regulatory filings under the Securities Exchange Act of 1934.

We have not done an assessment on Mr. Halpern’s wherewithal to continue funding our operations through loans, lines of credit or deferral of compensation or repayment of loans.  We have not analyzed Mr. Halpern’s ability to fund further operations.  If Mr. Halpern is not able to fund further operations then we may be forced to cease operating.

In the event that we are not able to obtain additional funding or Mr. Halpern either fails to extend us sufficient financing, declines to loan additional cash, declines to fund the line of credit, declines to defer his salary payments, or seeks repayment of his existing loans, we will no longer be able to continue to operate and will have to cease operations unless we begin to generate sufficient revenue to cover all our costs .

WE DO NOT HAVE ANY CUSTOMERS CURRENTLY. IF WE FAIL TO ATTRACT USERS TO OUR NETWORK, WE WILL NOT BE ABLE TO GENERATE REVENUES.

As of the date of this filing, the So Act Network platform was launched on June 30, 2009. We do not have any revenue or customers currently. We plan to generate revenues from low fee membership and services to our network. If we cannot acquire or retain sufficient users in the future, we would not be able to generate enough revenues to sustain the development of our business. As a result, our business development plan would be severely harmed, and investors may not obtain returns in their investment.

OUR SUCCESS DEPENDS ON OUR ABILITY TO PROVIDE INNOVATIVE SERVICES.

Our So Act Search Engine and So Act Network was launched on June 30, 2009. However, after the completion of our initial product development, we must continue to invest significant resources in our technology and our existing services. As search technology continues to develop, our competitors may be able to offer search results and networking platforms that are, or that are perceived to be, substantially similar to or better than those generated by our proposed products. In such case, our business development would be severely harmed and investors may not obtain returns in their investment.

WE MAY FACE INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS AND OTHER RELATED CLAIMS THAT COULD BE TIME-CONSUMING AND COSTLY TO DEFEND.

Internet, technology and media companies are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violations of third-party rights. There may be patents issued or pending that are held by others that cover significant aspects of our technologies, products, business methods or services. As a result, we may face intellectual property infringement claims and other related claims that could be time consuming and costly to defend.

WE MAY NEVER PAY ANY CASH DIVIDENDS TO SHAREHOLDERS

On January 16, 2009, our Board of Directors declared a 4 for 1 forward split to be effected in the form of a stock dividend. A total of 136,455,000 shares of our common stock were distributed on January 16, 2009 to shareholders of record to effectuate the forward split. However, we have never declared or paid any cash dividends on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

WE ARE SUBJECT TO CONTROL BY INSIDERS.

Greg Halpern, our Chief Executive Officer and Chief Financial Officer, owns or controls more than 90% of our common stock after the offering. He has the ability to control all matters submitted to the stockholders for approval, including the election and removal of directors and the approval of any merger and consolidation, or sale of all or substantially all of the assets.

THE OFFERING PRICE IS ARBITRARY.

The offering price of the shares of our common stock was arbitrarily determined by us and such price bears no relationship to established value criteria such as assets or book value and, accordingly, should not be considered an indication of our actual value. In determining the offering price, consideration was given to such factors as the estimates of our business potential, the amount of dilution to purchasers, and the general conditions of the securities market. The offering price is $0.0625 per share of our common stock.

WE RELY ON THE SERVICES OF CERTAIN KEY PERSONNEL.

Our business relies on the efforts and talents of Greg Halpern, our President, Chief Executive Officer, Chief Financial Officer, and Chairman of our Board of Directors. Currently we do not maintain key life insurance on him. Although he has not indicated any intention of leaving us, the loss of Mr. Halpern’s service could adversely affect the operations of our business.

WE HAVE A CURRENT LIQUIDITY ISSUE AND WE MAY HAVE TO PAY OUR OBLIGATIONS BY ISSUING STOCK GRANTS.

We are in the development state with no revenue and have an accumulated deficit of $256,820 for the period from December 9, 2005 (inception) to December 31, 2008, and have negative cash flow from operations of $21,914 from inception. We currently do not have sufficient cash in our account to pay our obligations as they become due.  This is causing a liquidity issue with our business and causing us to not be able to satisfy our obligations.  Accordingly, we may be forced to satisfy our obligations, including our obligations to Mr. Halpern, with stock grants.

We have not done an assessment on Mr. Halpern’s wherewithal to continue funding our operations through loans, lines of credit or deferral of compensation or repayment of loans.  We have not analyzed Mr. Halpern’s ability to fund further operations.  If Mr. Halpern is not able to fund further operations then we may be forced to cease operating.

In the event that we are not able to obtain additional funding or Mr. Halpern either fails to extend us sufficient financing, declines to loan additional cash, declines to fund the line of credit, declines to defer his salary payments, or seeks repayment of his existing loans, we will no longer be able to continue to operate and will have to cease operations unless we begin to generate sufficient revenue to cover all our costs.

WE RELY ON GREG HALPERN’S CONTINUING ABILITY AND DESIRE TO FUND THE CREDIT LINE AGREEMENT AND HE HAS THE ABILITY TO SEEK REPAYMENT OF ANY AMOUNTS OUTSTANDING AT ANY TIME

Mr. Greg Halpern continues to fund our operations by, among other ways, continuing to extend money through his credit line agreement with the Company.  Mr. Halpern is also deferring his salary and not requesting any repayments on any loans at this time.  He can, however, request repayment of his loans or refuse to defer his salary and require the Company to pay him back at any time.  In the event that Mr. Halpern ceases loaning money to the Company or requires payment of his salary, the Company would not be able to afford to pay Mr. Halpern and we would have to cease operations.

We have not done an assessment on Mr. Halpern’s wherewithal to continue funding our operations through loans, lines of credit or deferral of compensation or repayment of loans.  We have not analyzed Mr. Halpern’s ability to fund further operations.  If Mr. Halpern is not able to fund further operations then we may be forced to cease operating.

In the event that we are not able to obtain additional funding or Mr. Halpern either fails to extend us sufficient financing, declines to loan additional cash, declines to fund the line of credit, declines to defer his salary payments, or seeks repayment of his existing loans, we will no longer be able to continue to operate and will have to cease operations unless we begin to generate sufficient revenue to cover all our costs.

Risks Related to Our Common Stock

OUR COMMON STOCK IS NOT TRADING ON ANY PUBLIC MARKET AND OUR SHARES ARE ILLIQUID. EVEN THOUGH WE INTEND TO APPLY TO LIST OUR COMMON STOCK FOR TRADING ON THE OTC BULLETIN BOARD, WE CAN NOT OFFER ANY ASSURANCES THAT OUR SHARES WILL QUALIFY FOR SUCH LISTING AND EVEN IF OUR SHARES DO QUALIFY, WHETHER A MARKET FOR THEM WILL EVER DEVELOP. ACCORDINGLY, PURCHASERS OF OUR COMMON STOCK MAY NOT BE ABLE TO RESELL OUR SHARES, OR IF RESOLD, THEY MAY NOT BE SALABLE AT THE PRICES PAID FOR THEM.

We intend to apply to have our common stock quoted on the OTC Bulletin Board (“OTCBB”). The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the Securities Exchange Commission or applicable regulatory authority. In order to be eligible to be listed on the OTCBB and to maintain such eligibility, we would be required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and we would have to remain current in meeting our periodic securities reporting obligations. If for any reason, however, any of our securities are not eligible for initial or continued quotation on the Bulletin Board or an active public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTCBB, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the “pink sheets.” As a result, an investor may find it more difficult to dispose of the securities offered hereby.

IF AND WHEN OUR COMMON STOCK IS LISTED FOR TRADING ON THE OTC BULLETIN BOARD, OUR SHARES WILL LIKELY BE CLASSIFIED AS A “PENNY STOCK” AS THAT TERM IS GENERALLY DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934 TO MEAN EQUITY SECURITIES WITH A PRICE OF LESS THAN $5.00. OUR COMMON STOCK WILL BE SUBJECT TO RULES THAT IMPOSE SALES PRACTICE AND DISCLOSURE REQUIREMENTS ON BROKER-DEALERS WHO ENGAGE IN CERTAIN TRANSACTIONS INVOLVING A PENNY STOCK.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our common stock in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

Item 4.  Use of Proceeds

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5.  Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Bulletin Board concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution

The common stock to be sold by the selling shareholders as provided in Item 7 is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Security Holders

The shares being offered for resale by the selling stockholders consist of the 3,045,333 shares of our common stock held by 42 shareholders of our common stock.

On October 7, 2008, Greg Halpern, our President, CEO and CFO, acquired 100,000 shares of our common stock from Michael Raleigh, our previous President, CEO and CFO, which represented 100% of our common shares outstanding as of the date of the transaction. Greg Halpern then received 44,900,000 shares on October 14, 2008, for his services rendered, pursuant to exemption under Section 4(2) of the Securities Act. After the completion of a 4 for 1 forward stock split (the “Forward Split”) effective January 16, 2009, the 45,000,000 shares were increased to 180,000,000 shares.

Thirty Six (36) of the selling shareholders received 535,000 shares of our common stock in lieu of a private placement under Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amendment (the “Securities Act”) completed in January 2009.  After the completion of the Forward Split, the 535,000 shares were increased to 2,140,000 shares.

In addition, pursuant to our board resolution effective January 27, 2009, we approved the issuance of 36,000 shares of our common stock to five (5) individuals as compensation for services rendered to us in reliance upon Section 4(2) of the Securities Act. During 2008, we issued 12,000 shares for services rendered in 2008. As a result of the Forward Split, the 12,000 shares were increased to 48,000 shares. During 2009, we issued 24, 000 shares for services to be rendered in 2009. As a result of the Forward Split, the 24,000 share were increased to 96,000 shares.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 3, 2009 and the number of shares of our common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Dawn Sadler	16,000	16,000	0	0%
Shari Barman Trust	8,000	8,000	0	0%
Jane Stratton Trust	8,000	8,000	0	0%
Beatrice Peak	16,000	16,000	0	0%
Ilan Awerbuch	16,000	16,000	0	0%
Bradley Schlachter	8,000	8,000	0	0%
Linn Schlachter	8,000	8,000	0	0%
Edward Halpern Trust (1)	8,000	8,000	0	0%
Dianne Halpern Trust (2)	8,000	8,000	0	0%
John Rekevics	8,000	8,000	0	0%
Luis Arteaga	8,000	8,000	0	0%
Julian Tydelski (2)	16,000	16,000	0	0%
Dale Schirmer	80,000	80,000	0	0%
Renee Schirmer	80,000	80,000	0	0%
Timothy Litchfield	160,000	160,000	0	0%
Esther Stearns	8,000	8,000	0	0%
Jan Cohn Stearns	8,000	8,000	0	0%
Brian T. Bowman	1,296,000	1,296,000	0	0%
Al Lautenslager (3)	16,000	16,000	0	0%
Dean Yizhong Deng	80,000	80,000	0	0%
Susan Blackman	8,000	8,000	0	0%
John W. Steinborn	24,000	24,000	0	0%
Stephen Eisen	8,000	8,000	0	0%
Steven Hashimoto	8,000	8,000	0	0%
Rex M. Carroll	8,000	8,000	0	0%
Robert Galliani	8,000	8,000	0	0%
Karen Rosenberg	4,000	4,000	0	0%
Marc Ledergeber	64,000	64,000	0	0%
Renate Soderstrom	8,000	8,000	0	0%
Jan Soderstrom	80,000	80,000	0	0%
Wayne Criswell	8,000	8,000	0	0%
Dan Maguire	16,000	16,000	0	0%
Stephen R. Minkler	16,000	16,000	0	0%
Matt Wells (4)	80,000	80,000	0	0%
Vicky Davis	8,000	8,000	0	0%
Daniel T. Ruchman (5)	16,000	16,000	0	0%

Serena Halpern (6)	16,000	16,000	0	0%
Gary Urista	8,000	8,000	0	0%
Vera Fischer	16,000	16,000	0	0%
Jaziba O’Brien	16,000	16,000	0	0%
Victoria Galliani	8,000	8,000	0	0%
Greg Halpern (7)	180,000,000	761,333	179,238,667	100%

(1)	Edward Halpern and Dianne Halpern are the parents of Greg Halpern. They have invested in the Company acquiring 16,000 shares of stock and have no other relationship other than the (1) aforementioned.
(2)	Julian Tydelski received the 16,000 shares of our common stock as compensation for the sound engineering services rendered to us in 2009.
(3)	Al Lautenslager received the 16,000 shares of our common stock as compensation for the marketing services rendered to us in the first quarter of 2009.
(4)	Matt Wells, CEO of Gigalast, received the 80,000 shares of our common stock as compensation for the website platform design services rendered to us in the first quarter of 2009.
(5)	Daniel Ruchman received the 16,000 shares of our common stock as compensation for the market research services to be rendered to us in the second quarter of 2009.
(6)	Serena Halpern, the daughter of Greg Halpern, received the 16,000 shares of our common stock as compensation for the web page design services rendered to us in late 2008.
(7)
Greg Halpern is our President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors. Currently, Greg Halpern is not a broker-dealer or affiliated with a broker-dealer.

Except for Greg Halpern, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates;
-	are broker-dealers or affiliated with broker-dealers.

Item 8. Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.0625 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quoting on the OTC Bulletin Board concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.0625 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $76,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered

General

We are authorized to issue 260,000,000 shares of stock, among which 250,000,000 shares are common stock at par value $.001 per share and 10,000,000 shares of preferred stock at par value $.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 250,000,000 shares of common stock, $.001 par value per share.  Currently we have 182,284,000 shares of common stock issued and outstanding.

Each share of common stock shall entitle the holder to one vote. The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Cumulative voting with respect to the election of directors is not permitted by our Articles of Incorporation.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $.001 par value per share. Currently we do not have any preferred stock outstanding. Our Board of Directors has the authority, without any vote or action by the stockholders, to create one or more series of preferred stock up to the limit of our authorized but unissued shares of preferred stock and to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series and the relative participating, option or other special rights (if any), and any qualifications, preferences, limitations or restrictions pertaining to such series which may be fixed by the Board of Directors pursuant to a resolution or resolutions providing for the issuance of such series adopted by the Board of Directors.

Dividends

On January 16, 2009, our Board of Directors declared a 4 for 1 forward split to be effected in the form of a stock dividend. A total of 136,455,000 shares of our common stock were distributed on January 16, 2009 to shareholders of record to effectuate the forward split. We have not declared any cash dividends. The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

Currently we have no stock option plan or any common shares set aside for any stock option plan.

Item 10. Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements for the year ended December 31, 2007 included in this prospectus and the registration statement have been audited by Gately & Associates, LLC to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements for the year ended December 31, 2008, included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Anslow & Jaclin, LLP, Manalapan, New Jersey passed upon the validity of the common stock being offered hereby. Anslow & Jaclin, LLP has not been employed on a contingent basis nor shall Anslow & Jaclin, LLP receive a direct or indirect substantial interest in connection with this offering.

Item 11.  Information about the Registrant

Description of Our Business

Overview

We were incorporated in the State of Delaware as of December 9, 2005 as 43010 , Inc to engage in any lawful corporate undertaking, including, but not limited to, locating and negotiating with a business entity for combination in the form of a merger, stock-for-stock exchange or stock-for-assets exchange. On October 7, 2008, pursuant to the terms of a stock purchase agreement, Mr. Greg Halpern purchased a total of 100,000 shares of our common stock from Michael Raleigh for an aggregate of $30,000 in cash. The total of 100,000 shares represents 100% of our issued and outstanding common stock at the time of the transfer. As a result, Mr. Halpern became our sole shareholder. As part of the acquisition, and pursuant to the Stock Purchase Agreement, Michael Raleigh, our then President, CEO, CFO, and Chairman resigned from all the positions he held in the company, and Mr. Halpern was appointed as our President, CEO CFO and Chairman. The current business model was developed by Mr. Halpern in September of 2008 and began when he joined the company on October 7, 2008.On October 2008, we became a development stage company focused on creating an Internet search engine and networking web site.   Our website domain name is www.soact.net.  For the three months ended March 31, 2009, an aggregate of $62,382 has incurred on research and development of the website.

We have a preliminary website up and running. We are continuing to update and maintain certain areas of the website , including, but not limited to, search engine, message board, chat room, media warehouse, advertisement, and web & news, but as of June 30, 2009 the website was fully functional and users could register .  The following is a visual of our website search feature and what users will interface with when they visit our site.

Our website domain name is www.soact.net.  We have a preliminary website up and running which is fully functional.   As of June 30, 2009, our website and search engine, message board and ability for users to post blogs was fully functional and offered to users.  The following is a visual of our website search feature and what users will interface with when they visit our site.

We do not currently have any subscribers nor do we have any revenue from advertising.  We will also be notifying some organizations that are in line with our goals to let them know of our site and how we can help them expand and get their message to as many people as possible.  Once we begin getting subscribers, we will then look to enter into advertising contracts and produce advertising revenue.

We have no current clients for advertising but believe that we will be able to secure advertisers who pay for clicks on ads that represent their products or services being advertised to So Act Members who opt-in to see those ads.

We plan to generate revenue from low membership fees of between $2 to $10 per-member-per-month. We believe there is a large number of people in the world who are actively working to solve problems and our website will bring them together.  We also believe we can sell pay-per-click advertising to green, eco-friendly companies who could find potential value in reaching the type of socially conscious consumers and problem solvers that we feel will use our search engine and network.

We only began our operations on October 8, 2008 when we purchased the Form 10 company from the previous owners.  Since that date, we have completed a financing to raise initial start-up money for the building of our website and to start our operations.  Additionally, we have been working to build our So Act website, user interface and search engine so we can begin attracting subscribers and building support for our site.

ngine and network developer, and we have entered into an Amendment to Gigablast Professional Services Agreement, pursuant to which, Gigablast agrees to reduce our outstanding balance from $34,325.00 to $17,162.50, which represents a 50% discount to the fees arising from the professional services provided by Gigablast in connection with developing the So Act Search Engine and So Act Network and reduce their hourly rate of labor for further development of the So Act Network from $150 per hour to $75 per hour. For the aforementioned considerations received, we grant Gigablast the right to use, for any purpose other than in the field of social action network, all work or intellectual property that Gigablast has developed for the Company under the Gigablast Professional Services Agreement. In addition to this Amendment with Gigablast, we issued 80,000 shares of our common stock to Matt Wells, the CEO of Gigablast, as compensation for the website platform design services rendered to us in the first quarter of 2009.   We issued the shares to Matt Wells pursuant to a separate independent contractors agreement that we entered into for his personal services to the Company.  Pursuant to this independent contractor agreement, Matt Wells agreed to provide his consulting services in designing and implementing the website in exchange for 80,000 shares of Company common stock.  A copy of the independent contractor agreement is attached as Exhibit 10.11 to this Amendment Number 4 to the Registration Statement on Form S-1.  We have also received three loans from Mr. Greg Halpern, in the amount of $9,500, $15,000 or $16,700 on May 11, May 22, and May 26, 2009, respectively. Each of the loans bears an interest at the primate rate. Additional expenses may arise from the maintenance of our regulatory filings and responsibilities which include legal, accounting and electronic filing services. It is anticipated that the cost to maintain these activities will be no less than $76,000 and no more than $108,000. We have entered into a Credit Line Agreement and Line of Credit Note with Greg Halpern who has agreed to establish a revolving line of credit for us with a maximum amount of $100,000 that will mature and expire on May 29, 2011. The Credit Line Agreement shall accrue interest at the prime rate.  The prime rate of interest is the rate of interest that major banks charge their most creditworthy customers.  For the purposes of this agreement, we shall determine the prime rate by using the prime rate reported by the Wall Street Journal on the date funds are extended to the Company.  Based on the current prime rate, it is estimated that the prime rate shall be 3.25% but that may be subject to adjustment based on market factors and the fluctuation of the prime rate.   Although we believe that the $100,000 will be sufficient to cover the additional expense arising from maintenance of our regulatory filings with the SEC, we may need additional financing if the additional expenses exceed our budget and/or Mr. Halpern cannot fulfill his obligations under the Credit Line Agreement.

We believe this would be sufficient cash because, on June 25, we pre-paid Gigablast $6,000 for one year of hosting of So Act Network. The hosting needs of the company are therefore paid in full until June 24, 2010. The other potential fees will apply if we had one million or more users accessing our network on a daily basis .  So we do not anticipate other hosting fees for at least the next 12 months. As for the hourly fees, the initial development of the network has been completed and is paid for.  On June 25 we completed our Beta test and on June 30, 2009 So Act Network went live with all of the initial features planned; i.e our no spam- no ads communication tool called Conversations, our People tool allowing for people to join worldwide and contact and connect with each other, our Groups tool allowing people to start Groups and work on anything that is important to them while networking globally with others who seek to pursue those same interests, our information tool allowing peoples interests to be searched and found or made publicly available or only upon request, our preferences tool allowing people to provide publicly updated profiles on their backgrounds or upon request only,  our Web tool which allows ads to be opted in or out and provides only the top 5 results on the Internet without millions of unusable pages and last our Press tool which will allow people to create press releases for major and minor media and a members followers.

We anticipate approximately $15,000 more between now and August for completion of all the design work. Other than that, we do not foresee any other expenses with Gigablast.

This leaves only the cost of operations (which is primarily salary and the expense of being public). This equals all salary abated until the company can afford to pay Greg Halpern, its one employee, after all other expenses of the company are paid and there is a surplus.

Service Agreement

On January 19, 2009, we engaged Gigablast, Inc, a Delaware corporation, as the So Act Engine and Network developer. Pursuant to the Gigablast Professional Service Agreement,   Gigablast will provide us professional services according to our specifications, including, but not limited to:

•	Establish a user accounting system.
•	Create the ability for one user to connect to another as a "friend''
•	Create the ability for a user to create and moderate groups which other users can join, with permission from the creator
•	Create the ability for one user to connect to another as a "friend''
•	Create the ability to message all members of a group.
•	Establish a private email module
•
Create a commerce module to charge users $40/Year to become members and thus belong to the "member" group. Commerce module should connect to a billing service to conduct the actual transaction. PayPal should be supported. Module should record all transactions and make them easy to view

•	Create a permission system so a user can control permissions for his/her pages and files based on groups or individual users
•
Create an Inspirational module to display one of 365 personal and life wisdom success items (quotations, uplifting thoughts, etc.). Only available to members. There might already be a module for this in elgg.com, etc.

•
Create Page Builder Module. Make it easy to create a page describing an Initiate. Initiative (kind of like a business plan) includes information on the following topics: Objective, Management, Resources, and Requirements. Select a stock clip art icon for each topic and then fill in the blanks. Consider using a "drag & drop" of the clip art so it seems slick

•	Establish an alert module to email and message a user when new results match his/her query. Used to aid in connecting users. One user may have certain resources that another user requires.
•	Allow creation of other pages and files that go into more detail about the initiative but are meant only for non-public groups.
•
Show search results from within the network on top of web search results, but only for members. Non-members do not get to search the network. Allow user to keep searching on either the network or the web exclusively by providing separate "Next 10" links.

•
Host the social network service on a single machine using raid level 1. Backup the server on a nightly basis to another server located 100 ft. or more away in a different. room. The social network service servers are separate from the search engine servers.

After Gigablast complete developing the So Act Network and Engine, they will be responsible for maintaining our server and platform in accordance with the following fee table

After One Million Acesses This Many 25KB Documents in Index (In Millions)	Max 25KB Pages Downloaded Per Day (In Millions)	Max Typical Queries Per Day	Flat Monthly Fee
25	1	4,000,000	$3,000
50	2	4,000,000	$4,500
100	4	4,000,000	$6,750
200	8	4,000,000	$10,125
500	16	4,000,000	$15,187
1000	30	4,000,000	$22,781
2000	50	4,000,000	$34,171
5000	100	4,000,000	$49,257

Our Product

We are developing a Search Engine and networking website for individuals and organizations.  We believe our networking website will help people find others who have the similar interest.

The So Act Network has a zero-spam communication tool called “Conversations” that combines email and real-time chat with security and archiving. By cloning the “Conversation” tool, a user can have as many simultaneous conversations going as he or she wants. For example, when such user is having a conference meeting with several likeminded people, such user use the “Clone” tool to create additional conversation boxes to chat with other friends or family members. The “People” tool archives all the people a user knows, meets and interacts with on the So Act Network. The “Group” tool allows likeminded people to form unique groups focused on specific problems. The “Press Club” tool allows a user to release news to AP, Yahoo, Top 100 Radio, TV and Print Media, Top 50 information sites, Top 50 Blogs, Top 50 Social Networks, and people such user has interacted with on the So Act Network.

There will not be a charge for a general user to create a membership and that member will be permitted to access certain areas of the site, including review posts and search the general sections of the site.  However, members will be charged $1 per month if they have a network of people between 100 and 500 people.  If the members network grows to a number between 500 and 5,000 people then the member will be required to pay $2 per month for their membership.  Anything above 5,000 people in a members network will be a fee of $5 per month.  Also, if the member wants to join groups with no spam and no ads, the member will be charged a fee of $1 per group per month.  Lastly, we will charge members a fee for storage space.  If a member wants to keep files on their profile or under their member name, there will be a charge of $1 per month for 500 megabytes of memory and $5 per month for any amount of space greater than 500 megabytes.  We will also offer a Press Club membership for a membership fee of $2 per month for the membership and then an additional $5 for each press release issued.

The So Act Search Engine has a function to filter out irrelevant search results and provide a user with ten most relevant results. Advertisements in the search engine are optional, and related to the exact words searched. So with respect to advertisements, a user can choose to opt in or out anytime.

Marketing

Our plan is to draw our customer bases from two groups of audiences. The first group is categorized as socially conscious innovators, inventors, scientists, explorers, investors and creative thinkers developing legitimate world-improving solutions. The second group is categorized as socially conscious, social investing, social business, green and eco-friendly companies who can advertise their existing solutions to targeted consumers within our network.

The only marketing we are doing right now is word of mouth. We are notifying everyone we know about this website and asking for their comments and feedback. We are also hoping that they help by telling their friends and family about the website and what it offers.

In the future and as we grow, we will target our two groups of audiences by targeting not-for-profits that have missions similar to our goals and missions. We will contact these organizations by email, regular mail and phone calls. We will also set-up meetings with each organization and give a presentation to their members to garner support for our website. We hope that they will partner with us to help market our website and business goals.

Competition

We are not aware of any other specific web-based companies that closely resemble the business model and features we are developing. Therefore, we see ourselves in a niche market that has very few competitors.

There are other internet search engines and networking sites but they are all much larger and cater to the broader market.  We are strictly focused on the person who wants to address the world’s problems.  Therefore, we do not expect to compete with the other search engines or networking sites because users who want to address the world’s problems will come to our website and users who want to surf the web or meet people in general will not be interested in visiting our site.

Intellectual Property

We received a Registered Trademark No. 3,626,525 on May 26, 2009 from the U.S. Patent and Trademark Office, for the name So Act which is now reflected at our website SoAct.net in the form of a circled R and throughout any of our web based marketing materials whereever our logo appears.  Our Search Engine and Network platform contain certain trade secrets, however, the Company has no specific state or federal protections for its trade secrets. To the best of our ability we intend to keep certain proprietary aspects of our technology as trade secrets that we feel are unique and may provide future market advantages.  At this time we do not plan to seek any other specific Intellectual Property protections. Our intellectual property is not being relied on as a protection against competition.

At this time, we do seek to obtain copyright protection on our name and certain other parts of our website.  However, we do not expect to seek patents for our platform or technologies.

Research and Development

Over the last two fiscal years, we have spent approximately 416 hours on the development of our website and our business plan and have contributed over 1110 hours to the development of the network platform.  We have not spent any time on any research, except for the time we spend showing individuals our website and asking for feedback which consists of approximately 2 hours per week.

Employees

Greg Halpern is our sole employee.  We do not have any other full- or part-time employees.  Until such time as we begin generating revenues, we do not anticipate a need to hire additional employees.

We are a publicly reporting company under the Exchange Act and are required to file periodic reports with the Securities and Exchange Commission.  The public may read and copy any materials you file with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov).  In addition, you can obtain all of the current filings at our internet website at www.soact.net.

Milestones for the Next Twelve Months

Over the next twelve months, we hope to grow our member database and begin generating cash .  Our site has been launched and now we are focusing on marketing our website and increasing our number of members.  We do not expect significant financial requirements in growing our members or attracting advertisers, however, any additional expenses necessary will be funding by loans from Mr. Halpern based on the line of credit.

In the event that we are not able to obtain additional funding or Mr. Halpern either fails to extend us sufficient financing, declines to loan additional cash, declines to fund the line of credit, declines to defer his salary payments, or seeks repayment of his existing loans, we will no longer be able to continue to operate and will have to cease operations unless we begin to generate sufficient revenue to cover all our costs.

Over the next twelve months, we hope to: (i) upgrade the website to begin enrolling members for the pay services; (ii) generate revenue through advertisers; and (iii) join-up 10,000 members.

We expect that we will have the website finalized to allow members to pay for upgraded services by October 2009.  It is expected that it will cost approximately $15,000 to finalize this feature on the website.  This will be paid for by Mr. Halpern through loans to the Company.

Over the next twelve months, we also expect to attract advertisers to our website.  This will not cost any money but will take time because we will rely on our increasing customer base to attract advertisers.  Therefore, it is not expected that we will need additional funding to bring in advertising revenue.  We do not anticipate paying any money for advertising of So Act Network.

We also expect to join up 10,000 new members over the course of the next twelve months.  We hope to be able to attract these new members by word of mouth advertising and by utilizes free methods of advertising on the world wide web via Facebook, twitter, etc.  We do not expect to spend any money in advertising to attract new members.

Description of Property

Office Arrangements and Operational Activities

We do not have a principal business office. We are renting our Texas location, located at 5715 Will Clayton Parkway, #6572, Humble, TX 77338 from a business service corporation on a month-to-month basis The office provides us with general office services such as mail, phone, fax, shipping and receiving capabilities. There is no shareholder that contributes the space. We do not have a lease with the business service corporation. Within one year, we plan to move our operation to a permanent office in Texas or New Mexico, However, as of the date of this registration statement, we have not actively searched for an office location. The day-to-day operations are conducted in Illinois where Mr. Halpern resides part-time.  The Illinois office is a mobile RV office which Mr, Halpern utilizes at his own expense to travel the continental United States following the activities of various solution makers.  When Mr. Halpern is traveling in his RV, there is no one who is occupying or working out of the principal business office in Humble, Texas.

Our search engine and network platform was launched on June 30, 2009 and was built at and located in Albuquerque, New Mexico. Gigablast, our third party web hosting vendor located in Albuquerque, New Mexico, is responsible for developing and maintaining our search engine and network pursuant to the Professional Service Agreement. The platform is supported by minimal hardware for 100,000 servers with databases scalable to 200 billion web pages which represents Gigablast total capacity. We currently have no obligation to the New Mexico location to lease servers or space. Upon completion of the development of our platform, we will pay hosting for service to all users of our search engine and network on a bandwidth cost basis commensurate with market rates.

Legal Proceedings

There are no legal proceedings pending or threatening against us.

Market for Common Equity and Related Stockholder Matters

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 42 shareholders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

SO ACT NETWORK, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	CONDENSED BALANCE SHEETS AS OF MARCH 31, 2009 (UNAUDITED) AND AS OF DECEMBER 30, 2008 (AUDITED).

PAGE	F-2	CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008 AND FOR THE PERIOD DECEMBER 9, 2005 (INCEPTION) TO MARCH 31, 2009 (UNAUDITED).

PAGE	F-3	CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM DECEMBER 9, 2005 (INCEPTION) TO MARCH 31, 2009 (UNAUDITED).

PAGE	F-4	CONDENSED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008 AND FOR THE PERIOD DECEMBER 9, 2005 (INCEPTION) TO MARCH 31, 2009 (UNAUDITED).

PAGES	F-5 - F-12	NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED).

So Act Network, Inc.
(A Development Stage Company)
Condensed Balance Sheets

ASSETS

	March 31, 2009	December 31, 2008
	(Unaudited)
Current Assets
Cash	$4,168	$33,950
Prepaid expenses	3,049	359
Total Current Assets	7,217	34,309

Property and Equipment, net	62,382	2,437

Intangible assets	275	275

Total Assets	$69,874	$37,021

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable	$35,967	$860
Accrued expenses	45,398	46,910
Loan payable - related party	-	3,803
Total Current Liabilities	81,365	51,573

Commitments and Contingencies

Stockholders' Deficiency
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
No shares issued and outstanding	-	-
Common stock, $0.001 par value; 250,000,000 shares authorized,
182,284,000 and 181,940,000 shares issued and outstanding, respectively	182,284	181,940
Additional paid-in capital	151,534	128,078
Subscription receivable	-	(67,750)
Deficit accumulated during the development stage	(345,309)	(256,820)
Total Stockholders' Deficiency	(11,491)	(14,552)

Total Liabilities and Stockholders' Deficiency	$69,874	$37,021

See accompanying notes to condensed unaudited financial statements
F-1

So Act Network, Inc.
(A Development Stage Company)
Condensed Statements of Operations
UNAUDITED

	For the Three Months Ended,		For the Period From December 9, 2005 (Inception) to
	March 31, 2009	March 31, 2008	March 31, 2009

Operating Expenses
General and Administrative	$18,934	$250	$84,394
Professional Fees	15,555	-	26,880
Compensation	54,000	-	97,549
Total Operating Expenses	88,489	250	208,823

Loss from Operations	(88,489)	(250)	(208,823)

Other Expense
Interest Expense	-	-	(31)
Total Other Expense	-	-	(31)

Provision for Income Taxes	-	-	-

Net Loss	$(88,489)	$(250)	$(208,854)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding
during the year Basic and Diluted	182,247,733	400,000

See accompanying notes to condensed unaudited financial statements
F-2

So Act Network, Inc.
(A Development Stage Company)
Condensed Statement of Changes in Stockholders' Deficiency
For the Period from December 9, 2005 (Inception) to March 31, 2009

	Preferred stock		Common stock		Additional			Total
					paid-in	Accumulated	Subscription	Stockholder's
	Shares	Amount	Shares	Amount	capital	Deficit	Receivable	(Deficiency)

Balance, December 9, 2005 (Inception)	-	$-	-	$-	$-	$-	$-	$-

Stock issued on acceptance of incorporation expenses	-	-	100,000	100	-	-	-	100

Net loss for the period December 9, 2005 (Inception) to December 31, 2005	-	-	-	-	-	(400)		(400)

Balance, December 31, 2005	-	-	100,000	100	-	(400)	-	(300)

Net loss	-	-	-	-	-	(1,450)	-	(1,450)

Balance, December 31, 2006	-	-	100,000	100	-	(1,850)	-	(1,750)

Net loss	-	-	-	-	-	(1,400)	-	(1,400)

Balance, December 31, 2007	-	-	100,000	100	-	(3,250)	-	(3,150)

Common stock issued for services to founder ($0.001/sh)	-	-	44,900,000	44,900	-	-	-	44,900

Common stock issued for cash ($0.25/sh)	-	-	473,000	473	117,777	-	(67,750)	50,500

Common stock issued for services ($0.25/sh)	-	-	12,000	12	2,988	-	-	3,000

Shares issued in connection with stock dividend	-	-	136,455,000	136,455	-	(136,455)	-	-

In kind contribution of rent	-	-	-	-	2,913	-	-	2,913

Accrued expenses payment made by a former shareholder	-	-	-	-	4,400	-	-	4,400

Net loss	-	-	-	-	-	(117,115)	-	(117,115)

Balance, December 31, 2008	-	-	181,940,000	181,940	128,078	(256,820)	(67,750)	(14,552)

Common stock issued for cash ($0.25/sh)	-	-	62,000	62	15,438	-	-	15,500

Common stock issued for services ($0.25/sh)	-	-	24,000	24	5,976	-	-	6,000

Shares issued in connection with stock dividend	-	-	258,000	258	(258)	-	-	-

Stock offering costs	-	-	-	-	(850)	-	-	(850)

Collection of subscription receivable	-	-	-	-	-	-	67,750	67,750

In kind contribution of rent	-	-	-	-	3,150	-	-	3,150

Net loss for the period ended March 31, 2009	-	-	-	-	-	(88,489)	-	(88,489)

Balance March 31, 2009, UNAUDITED	-	$-	182,284,000	$182,284	$151,534	$(345,309)	$-	$(11,491)

See accompanying notes to condensed unaudited financial statements
F-3

So Act Network, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
UNAUDITED

	For the Three Months Ended		For the Period From December 9, 2005 (Inception) to
	March 31, 2009	March 31, 2008	March 31, 2009

Cash Flows From Operating Activities:
Net Loss	$(88,489)	$(250)	$(208,854)
Adjustments to reconcile net loss to net cash used in operations
Depreciation	211	-	338
Stock offering costs	(850)	-	(850)
In kind contribution of rent	3,150	-	6,063
Stock issued for services	6,000	-	54,000
Changes in operating assets and liabilities:
Increase in prepaid expenses	(2,690)	-	(3,049)
Increase accounts payable	35,107	-	35,967
(Decrease)/Increase in Accrued Expenses	(1,512)	250	45,398
Net Cash Used In Operating Activities	(49,073)	-	(70,987)

Cash Flows From Investing Activities:
Register of trademark	-	-	(275)
Purchase of equipment	(60,156)	-	(62,720)
Net Cash Used In Investing Activities	(60,156)	-	(62,995)

Cash Flows From Financing Activities:
Proceeds from stockholder loans	-	-	18,503
Repayment of stockholder loans	(3,803)	-	(18,503)
Accrued expenses payment made by a former shareholder	-	-	4,400
Proceeds from issuance of stock, net of subscriptions receivable	15,500	-	133,750
Proceeds from collection of stock subscription	67,750	-	-
Net Cash Provided by Financing Activities	79,447	-	138,150

Net Decrease in Cash	(29,782)	-	4,168

Cash at Beginning of Period	33,950	-	-

Cash at End of Period	$4,168	$-	$4,168

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:

Shares issued in connection with stock dividend	$258		$136,713

See accompanying notes to condensed unaudited financial statements
F-4

SO ACT NETWORK, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2009
(UNAUDITED)

NOTE 1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

So Act Network, Inc. (f/k/a) 43010 Inc.) (the "Company") was incorporated in Delaware on December 9, 2005. The Company is currently in the development stage and plans to create search technologies within an online networking platform.

On October 15, 2008 the Company Changed its name to So Act Network, Inc.

(B) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information.  Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation.  The results for the interim period are not necessarily indicative of the results to be expected for the year.

Activities during the development stage include developing the business plan and raising capital.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(E) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation.  Expenditures for maintenance and repairs are charged to expense as incurred.  Depreciation is provided using the straight-line method over the estimated useful life of three to five years.

F-5

SO ACT NETWORK, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2009
(UNAUDITED)

(F) Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is assured.  The Company had no revenue for three months ended March 31, 2009 and 2008, respectively.

(G) Advertising Costs

Advertising costs are expensed as incurred and include the costs of public relations activities.  These costs are included in general and administrative expenses and totaled $0 and $0 for the three months ended March 31, 2009 and 2008, respectively.

(H) Identifiable Intangible Assets

As of March 31, 2009 and 2008, $275 and $0, respectively of costs related to registering a trademark has been capitalized.  It has been determined that the trademark has an indefinite useful life and not subject to amortization.  However, the trademark will be reviewed for impairment annually, or more frequently if impairment indicators arise.

(I) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings per Share.”  As of March 31, 2009 and 2008, respectively, there were no common share equivalents outstanding.

(J) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (K) Business Segments

The Company operates in one segment and therefore segment information is not presented.

F-6

SO ACT NETWORK, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2009
(UNAUDITED)

(L) Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement did not have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. The adoption of this statement did not have a material impact on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement shall be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

F-7

SO ACT NETWORK, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2009
(UNAUDITED)

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 did not have a material impact on the Company’s financial position.

(M) Fair Value of Financial Instruments

The carrying amounts on the Company’s financial instruments including accounts payable accrued expenses, and stockholder loans, approximate fair value due to the relatively short period to maturity for this instrument.

NOTE 2     GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations, has an accumulated deficit of $345,309 for the period from December 9, 2005 (inception) to March 31, 2009, and has negative cash flow from operations of $70,987 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 3     NOTE PAYABLE - SHAREHOLDER

For the year ended December 31, 2008 the Company received $18,803 from a principal shareholder. Pursuant to the terms of the loan, the loan is bearing an annual interest rate of 3.25% and due on demand. As of December 31, 2008, the Company still owed $3,803 in principal to the principal shareholder and accrued interest of $31.  For the three months ended March 31, 2009 the shareholder loan balance has been repaid and the balance is $0. (See Note 7).

F-8

SO ACT NETWORK, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2009
(UNAUDITED)

NOTE 4    PROPERTY AND EQUIPMENT

At March 31, 2009 and 2008, respectively,  property and equipment is as follows:

	March 31, 2009	March 31, 2008

Website Development	$61,185	$-
Software	400	-
Office Equipment	1,135	-

Less accumulated depreciation and amortization	(338)	-
	$62,382	$-

Depreciation expense for three months ended March 31, 2009 and 2008 was $211 and $0, respectively.

NOTE 5     STOCKHOLDERS’ DEFICIENCY

(A) Common Stock Issued for Cash

On December 31, 2005 the Company issued 100,000 shares of common stock for cash of $100 in exchange for acceptance of the incorporation expenses for the Company ( $0.001/share ).  As a result of the forward split, the 100,000 shares were increased to 400,000 shares ( $ 0.00025/share ).  (See Note 5(C)).

For the year ended December 31, 2008 the Company issued 473,000 shares of common stock for cash of $118,250 ($0.25/share), of which $67,750 was a subscription receivable.   During the month of January 2009, $67,750 of stock subscription receivable was collected  As a result of the forward split, the 473,000 shares were increased to 1,892,000 shares ($0.0625/share) (See Note 5(C)).

On January 2, 2009, the Company entered into stock purchase agreements to issue 20,000 shares of common stock for cash of $5,000 ($0.25/share) . As a result of the forward split, the 20,000 shares were increased to 80,000 shares and the purchase price was similarly adjusted to $0.0625/share (See Note 5(C)).

On January 3, 2009, the Company entered into stock purchase agreements to issue 2,000 shares of common stock for cash of $500 ($0.25/share).  As a result of the forward split, the 2,000 shares were increased to 8,000 shares and the purchase price was similarly adjusted to $0.0625/share (See Note 5(C)).

F-9

SO ACT NETWORK, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2009
(UNAUDITED)

On January 3, 2009, the Company entered into stock purchase agreements to issue 2,000 shares of common stock for cash of $500 ($0.25/share). As a result of the forward split, the 2,000 shares were increased to 8,000 shares and the purchase price was similarly adjusted to $0.0625/share (See Note 5(C)).

On January 11, 2009, the Company entered into stock purchase agreements to issue 32,000 shares of common stock for cash of $8,000 ($0.25/share).  As a result of the forward split, the 32,000 shares were increased to 128,000 shares and the purchase price was similarly adjusted to $0.0625/shares (See Note 5(C)).

On January 12, 2009, the Company entered into stock purchase agreements to issue 2,000 shares of common stock for cash of $500 ($0.25/share). As a result of the forward split, the 2,000 shares were increased to 8,000 shares and the purchase price was similarly adjusted to $0.0625/share (See Note 5(C)).

On January 15, 2009, the Company entered into stock purchase agreements to issue 4,000 shares of common stock for cash of $1,000 ($0.25/share).  As a result of the forward split, the 4,000 shares were increased to 16,000 shares and the purchase price was similarly adjusted to $0.0625/share  (See Note 5(C)).

In February of 2009, the Company paid direct offering costs of $850 related to the securities sold.

(B) Stock Issued for Services

On October 14, 2008, the Company issued 44,900,000 shares of common stock to its founder having a fair value of $44,900 ($0.001/share) in exchange for services provided.  As a result of the forward split, the 44,900,000 shares were increased to 179,600,000 shares and the purchase price was similarly adjusted to $ 0.00025/share (See Note 5(C) and 7).

On November 24, 2008, the Company issued 4,000 shares of common stock having a fair value of $1,000 ($0.25/share) in exchange for consulting services.  As a result of the forward split, the 4,000 shares were increased to 16,000 shares and the purchase price was similarly adjusted to $ 0.0625/share (See Note 5(C)).

On December 5, 2008, the Company issued 4,000 shares of common stock having a fair value of $1,000 ($0.25/share) in exchange for consulting services.  As a result of the forward split, the 4,000 shares were increased to 16,000 shares and the purchase price was similarly adjusted to $0.0625/share (See Note 5(C)).

On December 20, 2008, the Company issued 4,000 shares of common stock having a fair value of $1,000 ($0.25/share) in exchange for consulting services.  As a result of the forward split, the 4,000 shares were increased to 16,000 shares and the purchase price was similarly adjusted to $0.0625/share (See Note 5(C)).

On January 12, 2009, the Company issued 4,000 shares of common stock having a fair value of $1,000 ($0.25/share) in exchange for consulting services.  As a result of the forward split, the 4,000 shares were increased to 16,000 shares and the purchase price was similarly adjusted to $ 0.0625/share (See Note 5(C)).

On January 14, 2009, the Company issued 20,000 shares of common stock having a fair value of $5,000 ($0.25/share) in exchange for services related to a development services agreement entered on January 19, 2009 (See Note 6(B)).  As a result of the forward split, the 20,000 shares were increased to 80,000 shares and the purchase price was similarly adjusted to $ 0.0625/share   (See Note 5(C)).

F-10

SO ACT NETWORK, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2009
(UNAUDITED)

(C) Stock Split Effected in the Form of a Stock Dividend

On January 16, 2009, the Company's Board of Directors declared a four-for-one stock split to be effected in the form of a stock dividend.  The stock split was distributed on January 16, 2009 to shareholders of record.  A total of 136,713,000 shares of common stock were issued.  All basic and diluted loss per share and average shares outstanding information has been adjusted to reflect the aforementioned stock dividend.

(D) Amendment to Articles of Incorporation

January 27, 2009 the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock increased to 250,000,000 common shares at a par value of $0.001 per share, and 10,000,000 preferred shares at a par value of $0.001 with class and series designations, voting rights, and relative rights and preferences to be determined by the Board of Directors of the Company from time to time.

(E) In Kind Contribution

During the fourth quarter of 2008, a former shareholder of the Company paid $4,400 of operating expenses on behalf of the Company.

During the fourth quarter of 2008, the principal shareholder contributed office space with a fair market value of $2,913 (See Note 7).

For the three months ended March 31, 2009, the principal shareholder contributed office space with a fair market value of $3,150 (See Note 7).

NOTE 6     COMMITMENTS

(A) Employment Agreement

 On October 13, 2008 the Company executed an employment agreement with its President and CEO.  The term of the agreement is ten years.  As compensation for services, the President will receive a monthly compensation of $18,000 beginning October 13, 2008.  In addition, to the base salary, the employee is entitled to receive a 10% commission of all sales of the Corporation.  The agreement also calls for the employee to receive health benefits (See Note 7).

F-11

SO ACT NETWORK, INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2009
(UNAUDITED)

(B) Consulting Agreement

On January 19, 2009, the Company entered into a consulting agreement to construct social network software for a fee of $150 and $375 an hour.  The contract will remain in place until either party desire to cancel.  A retainer fee of $20,000 has been paid upon the execution of the agreement and was used towards the services provided.  In addition, on January 14, 2009 the Company issued 20,000 shares in exchange for services valued at $5,000  ($0.25/share) (See Note 5(B)).  As a result of the forward split, the 20,000 shares increased to 80,000 shares and the purchase price was similarly adjusted to $0.065 (See Note 5(C)).

On January 20, 2009, the Company entered into a service agreement with a transfer agent to become the Company's transfer agent for the purpose of maintaining stock ownership and transfer records for the Company.

NOTE 7     RELATED PARTY TRANSACTIONS

On October 14, 2008, the Company issued 44,900,000 shares of common stock to its founder having a fair value of $44,900 ($0.001/share) in exchange for services provided (See Note 5(B)).  As a result of the forward split, the 44,900,000 shares were increased to 179,600,000 shares and the purchase price was similarly adjusted to $0.00025/share (See Note 5(C)).

On October 13, 2008 the Company executed an employment agreement with its President and CEO.  The term of the agreement is ten years.  As compensation for services, the President will receive a monthly compensation of $18,000 beginning October 13, 2008.  In addition, to the base salary, the employee is entitled to receive a 10% commission of all sales of the Corporation.  The agreement also calls for the employee to receive health benefits (See Note 6(A)).

For the year ended December 31, 2008 the Company received $18,803 from a principal shareholder. Pursuant to the terms of the loan, the loan is bearing an annual interest rate of 3.25% and is due on demand. As of December 31, 2008, the Company owed $3,803 in principal to the principal shareholder and accrued interest of $31.  For the three months ended March 31, 2009 the shareholder loan balance has been repaid and the balance is $0 (See Note 3).

During the fourth quarter of 2008, the principal shareholder contributed office space with a fair market value of $2,913 (See Note 5(E)).

For the three months ended March 31, 2009, the principal shareholder contributed office space with a fair market value of $3,150 (See Note 5(E)).

NOTE 8     SUBSEQUENT EVENT

On May 11, 2009 the Company received $9,500 from a principal shareholder. Pursuant to the terms of the loan, the loan is bearing an annual interest rate of 3.25% and is due on demand.

F-12

SO ACT NETWORK, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1 - F-2	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

PAGE	F-3	BALANCE SHEETS AS OF DECEMBER 31, 2008 AND AS OF DECEMBER 31, 2007

PAGE	F-4	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007 AND FOR THE PERIOD DECEMBER 9, 2005 (INCEPTION) TO DECEMBER 31, 2008

PAGE	F-5	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM DECEMBER 9, 2005 (INCEPTION) TO DECEMBER 31, 2008

PAGE	F-6	STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007 AND FOR THE PERIOD DECEMBER 9, 2005 (INCEPTION) TO DECEMBER 31, 2008

PAGES	F-7 - F-14	NOTES TO FINANCIAL STATEMENTS

Webb & Company, P.A.
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
So Act Network, Inc. (F/K/A 43010, Inc.) (A Development Stage Company)

We have audited the accompanying balance sheet of So Act Network, Inc. (F/K/A 43010, Inc.) (A Development Stage Company) as of December 31, 2008 and the related statements of operations, changes in stockholders' deficiency and cash flows for the year then ended and for the period from December 9, 2005(inception) to December 31, 2008. The financial statements for the year ended December 31, 2007 were audited by other auditors who issued a report dated February 25, 2008. The financial statements for the period from December 9, 2005 (inception) to December 31, 2008 in so far as they relate to amounts for the period through December 31, 2007, are based solely on the report of the other auditors. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of So Act Network, Inc. (F/K/A 43010, Inc.) (A Development Stage Company) as of December 31, 2008 and the results of its operations and its cash flows for the year then ended and for the period December 9, 2005 (inception) through to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage with no operations, has an accumulated deficit of $256,820 for the period from December 9, 2005 (Inception) to December 31, 2008, and has a negative cash flow from operations of $21,914 from inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A.

Boynton Beach, Florida
March 2, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of So Act Network, Inc. (F/K/A 43010, Inc.) as of December 31, 2007 and the related statements of operations, stockholders’ equity, and cash flows for the year end December 31, 2007 and the period from December 9, 2005 (inception ) through December 31, 2007. These financial statements are the responsibility of company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of The Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of So Act Network at December 31, 2007 and the results of its operations and its cash flows for the twelve months then ended December 31, 2007 and the period from December 9, 2005 (inception) through December 31, 2007 in conformity with U.S. Generally Accepted Accounting Principles.

Gately & Associates, L.L.C.
Altamonte Springs, FL
February 25, 2008

So Act Network, Inc.
(f/k/a 43010, Inc.)
(A Development Stage Company)
Balance Sheets

ASSETS

	December 31, 2008	December 31, 2007

Current Assets
Cash	$33,950	$-
Prepaid Expenses	359	-
Total Current Assets	34,309	-

Property and Equipment, net	2,437

Intangible assets	275	-

Total Assets	$37,021	$-

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities
Accounts payable	$860	$-
Accrued Expenses	46,910	3,150
Loan payable - related party	3,803	-
Total Current Liabilities	51,573	3,150

Commitments and Contingencies	-	-

Stockholders' Deficiency
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
No shares issued and outstanding	-	-
Common stock, $0.001 par value; 250,000,000 shares authorized,
181,940,000 and 100,000 shares issued and outstanding, respectively	181,940	100
Additional paid-in capital	128,078	-
Subscription receivable	(67,750)	-
Deficit accumulated during the development stage	(256,820)	(3,250)
Total Stockholders' Deficiency	(14,552)	(3,150)

Total Liabilities and Stockholders' Deficiency	$37,021	$-

See accompanying notes to financial statements.

So Act Network, Inc.
(f/k/a 43010, Inc.)
(A Development Stage Company)
Statements of Operations

	For the Years Ended December 31,		For the Period From December 9, 2005
	2008	2007	(Inception) to December 31, 2008

Operating Expenses
General and Administrative	$62,210	$1,400	$65,460
Professional Fees	11,325	-	11,325
Compensation	43,549	-	43,549
Total Operating Expenses	117,084	1,400	120,334

Loss from Operations	(117,084)	(1,400)	(120,334)

Other Expense
Interest Expense	(31)	-	(31)
Total Other Expense	(31)	-	(31)

Provision for Income Taxes	-	-	-

Net Loss	$(117,115)	$(1,400)	$(120,365)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding
during the year Basic and Diluted	38,818,104	400,000

See accompanying notes to financial statements.

So Act Network, Inc.
(f/k/a 43010, Inc.)
(A Development Stage Company)
Statement of Changes in Stockholders' Deficiency

						Deficit
						Accumulated
	Preferred stock		Common stock		Additional	During the		Total
					paid-in	Development	Subscription	Stockholder's
	Shares	Amount	Shares	Amount	capital	Stage	Receivable	(Deficiency)

Balance, December 9, 2005 (Inception)	-	$-	-	$-	$-	$-	$-	$-

Stock issued on acceptance of incorporation expenses	-	-	100,000	100	-	-	-	100

Net loss for the peiord December 9, 2005 (Inception) to December 31, 2005	-	-	-	-	-	(400)		(400)

Balance, December 31, 2005	-	-	100,000	100	-	(400)	-	(300)

Net loss	-	-	-	-	-	(1,450)	-	(1,450)

Balance, December 31, 2006	-	-	100,000	100	-	(1,850)	-	(1,750)

Net loss	-	-	-	-	-	(1,400)	-	(1,400)

Balance, December 31, 2007	-	-	100,000	100	-	(3,250)	-	(3,150)

Common stock issued for services to founder ($0.001/sh)	-	-	44,900,000	44,900	-	-	-	44,900

Common stock issued for cash ($0.25/sh)	-	-	473,000	473	117,777	-	(67,750)	50,500

Common stock issued for services ($0.25/sh)	-	-	12,000	12	2,988	-	-	3,000

Shares issued in connection with stock dividend	-	-	136,455,000	136,455	-	(136,455)	-	-

In kind contribution of rent	-	-	-	-	2,913	-	-	2,913

Accrued expenses payment made by a former shareholder	-	-	-	-	4,400	-	-	4,400

Net loss	-	-	-	-	-	(117,115)	-	(117,115)

Balance, December 31, 2008	-	$-	181,940,000	$181,940	$128,078	$(256,820)	$(67,750)	$(14,552)

See accompanying notes to financial statements.

So Act Network, Inc.
(f/k/a 43010, Inc.)
(A Development Stage Company)
Statement of Cash Flows

	For the Years Ended December 31,		For the Period FromDecember 9, 2005 (Inception) to
	2008	2007	December 31, 2008

Cash Flows From Operating Activities:
Net Loss	$(117,115)	$(1,400)	$(120,365)
Adjustments to reconcile net loss to net cash used in operations
Depreciation	127	-	127
In kind contribution of rent	2,913	-	2,913
Stock issued for services	47,900	-	48,000
Changes in operating assets and liabilities:
Increase in prepaid expenses	(359)	-	(359)
Increase accounts payable	860	-	860
Increase in accrued expenses	43,760	1,400	46,910
Net Cash Used In Operating Activities	(21,914)	-	(21,914)

Cash Flows From Investing Activities:
Register of trademark	(275)	-	(275)
Purchase of equipment	(2,564)	-	(2,564)
Net Cash Used In Investing Activities	(2,839)	-	(2,839)

Cash Flows From Financing Activities:
Proceeds from stockholder loans	18,803	-	18,803
Repayment of stockholder loans	(15,000)	-	(15,000)
Accrued Expenses payment made by a former shareholder	4,400		4,400
Proceeds from issuance of stock, net of subscriptions receivable	50,500	-	50,500
Net Cash Provided by Financing Activities	58,703	-	58,703

Net Decrease in Cash	33,950	-	33,950

Cash at Beginning of Year	-	-	-

Cash at End of Year	$33,950	$-	$33,950

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:

Shares issued in connection with stock dividend	$136,455		$136,455
Stock sold for subscription	$67,750	$-	$67,750

See accompanying notes to financial statements.

SO ACT NETWORK, INC.
(F/K/A 43010, Inc.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

So Act Network, Inc. Inc.  (f/k/a 43010, Inc.) (the “Company”) was incorporated in Delaware on December 9, 2005. The Company is currently in the development stage and plans to create search technologies within an online networking platform.

On October 15, 2008 the Company changed its name to So Act Network, Inc.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation.  Expenditures for maintenance and repairs are charged to expense as incurred.  Depreciation is provided using the straight-line method over the estimated useful life of three to five years.

(E) Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is assured.  The Company had no revenue for the twelve months ended December 31, 2008 and 2007, respectively.

(F) Advertising Costs

Advertising costs are expensed as incurred and include the costs of public relations activities.  These costs are included in general and administrative expenses and totaled $867 and $0 in the years ended December 31, 2008 and 2007, respectively.

SO ACT NETWORK, INC.
(F/K/A 43010, Inc.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

(G) Identifiable Intangible Assets

As of December 31, 2008 and 2007, $275 and $0, respectively of costs related to registering a trademark has been capitalized.  It has been determined that the trademark has an indefinite useful life and not subject to amortization.  However, the trademark will be reviewed for impairment annually, or more frequently if impairment indicators arise.

(H) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings per Share.”  As of December 31, 2008 and 2007, respectively, there were no common share equivalents outstanding.

(I) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2008 and 2007, the Company has a net operating loss carry forward of approximately $67,942 and $3,250, available to offset future taxable income through 2028 and 2007, respectively. The valuation allowance at December 31, 2008 and 2007 was $23,100 and $650, respectively. The net change in the valuation allowance for the period ended December 31, 2008 and 2007 was an increase of $22,820 and $280, respectively.

 (J) Business Segments

The Company operates in one segment and therefore segment information is not presented.

SO ACT NETWORK, INC.
(F/K/A 43010, Inc.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

(K) Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement shall be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

SO ACT NETWORK, INC.
(F/K/A 43010, Inc.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

(L) Fair Value of Financial Instruments

The carrying amounts on the Company’s financial instruments including accounts payable, accrued expenses, and stockholder loans, approximate fair value due to the relatively short period to maturity for this instrument.

(M) Stock Based Compensation

The Company accounts for its stock-based compensation under the provisions of SFAS No.123(R) Accounting for Stock Based Compensation. Under SFAS No. 123(R), the Company is permitted to record expenses for stock options and other employee compensation plans based on their fair value at the date of grant. Any such compensation cost is charged to expense on a straight-line basis over the periods the options vest. If the options had cashless exercise provisions, the Company utilizes variable accounting.

Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, as required by SFAS No. 123(R), which is measured as of the date required by EITF Issue 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. In accordance with EITF 96-18, the stock options or common stock warrants are valued using the Black-Scholes model on the basis of the market price of the underlying common stock on the valuation date, which for options and warrants related to contracts that have substantial disincentives to nonperformance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes model on the basis of the market price of the underlying common stock at the end of the period, and any subsequent changes in the market price of the underlying common stock up through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure. SFAS No. 148 also amends the disclosure requirements of SFAS No. 123(R), requiring prominent disclosure in annual and interim financial statements regarding a company's method for accounting for stock-based employee compensation and the effect of the method on reported results.

NOTE 2	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations, has an accumulated deficit of $256,820 for the period from December 9, 2005 (inception) to December 31, 2008 and has negative cash flow from operations of $21,914 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 3	NOTE PAYABLE - SHAREHOLDER

For the year ended December 31, 2008 the Company received $18,803 from a principal shareholder. Pursuant to the terms of the loan, the loan is bearing an annual interest rate of 3.25% and due on demand. As of December 31, 2008, the Company still owes $3,803 in principal to the principal shareholder and accrued interest of $31 (See Note 7).

SO ACT NETWORK, INC.
(F/K/A 43010, Inc.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

NOTE 4	PROPERTY AND EQUIPMENT

At December 31, 2008 property and equipment is as follows:

2008

Website Development	$2,564
Less accumulated depreciation and amortization	(127)

$2,437

Depreciation expense for the years ended December 31, 2008 was $127.

NOTE 5	STOCKHOLDERS’ DEFICIENCY

(A) Common Stock Issued for Cash

On December 31, 2005, the Company issued 100,000 shares of common stock for cash of $100 in exchange for acceptance of the incorporation expenses for the Company ($0.001/share). As a result of the 4 for 1 forward stock split (the “Forward Split”), the 100,000 share were increased to 400,000 shares ($0.00025/share)(see note 5(c)).

For the year ended December 31, 2008, the Company issued 473,000 shares of common stock for cash of $118,250 ($ 0.25/share ), of which $67,750 was a subscription receivable and collected in January 2009 (See Note 8(F)). As a result of the Forward Split, the 473,000 shares were increased to 1,892,000 shares and the purchase price was similarly adjusted to $0.0625/share (see note 5 (c)).

(B) Stock issued for Services

On October 14, 2008, the Company issued 44,900,000 shares of common stock to its founder having a fair value of $44,900 ($0.001/share) in exchange for services provided (See Note 7). As a result of the forward split (the “Forward Split”), the 44,900,000 shares were increased to 179,600,000 shares and the purchase price was similarly adjusted to $0.00025/share (see note 5 (c)).

On November 24, 2008, the Company issued 4,000 shares of common stock having a fair value of $1,000 ($0.25/share) in exchange for consulting services. As a result of the Forward Split, the 4,000 shares were increased to 16,000 shares and the purchase price was similarly adjusted to $0.0625/share (see note 5 (c)).

On December 5, 2008, the Company issued 4,000 shares of common stock having a fair value of $1,000 ($0.25/share) in exchange for consulting services. As a result of the Forward Split, the 4,000 shares were increased to 16,000 shares and the purchase price was similarly adjusted to $0.0625/share (see note 5 (c)).

On December 20, 2008, the Company issued 4,000 shares of common stock having a fair value of $1,000 ($0.25/share) in exchange for consulting services. As a result of the Forward Split, the 4,000 shares were increased to 16,000 shares and the purchase price was similarly adjusted to $0.0625/share (see note 5 (c)).

SO ACT NETWORK, INC.
(F/K/A 43010, Inc.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

(C) Stock Split Effected in the Form of a Stock Dividend

On January 16, 2009, the Company's Board of Directors declared a four-for-one stock split to be effected in the form of a stock dividend.  The stock split was distributed on January 16, 2009 to shareholders of record.  A total of 136,455,000 shares of common stock were issued.  All basic and diluted loss per share and average shares outstanding information has been adjusted to reflect the aforementioned stock dividend (See Note 8(B)).

(D) In Kind Contribution

During the fourth quarter of 2008, a former stockholder of the company paid $4,400 of operating  expenses on behalf of the company.

During the fourth quarter of 2008, the principal stockholder contributed office space with a fair value of $2,913. (See note 7.)

NOTE 6	COMMITMENTS

Employment Agreement

On October 13, 2008 the Company executed an employment agreement with its President and CEO.  The term of the agreement is ten years.  As compensation for services, the President will receive a monthly compensation of $18,000 beginning October 13, 2008.  In addition, to the base salary, the employee is entitled to receive a 10% commission of all sales of the Corporation.  The agreement also calls for the employee to receive health benefits (See Note 7).

NOTE 7	RELATED PARTY TRANSACTIONS

On October 14, 2008, the Company issued 44,900,000 shares of common stock to its founder having a fair value of $44,900 ($0.001/share) in exchange for services provided (See Note 5(B)). As a result of the Forward Split, the 44,900,000 shares were increased to 179,600,000 shares and the purchase price was similarly adjusted to $0.00025/share (see note 5 (c)) .

On October 13, 2008 the Company executed an employment agreement with its President and CEO.  The term of the agreement is ten years.  As compensation for services, the President will receive a monthly compensation of $18,000 beginning October 13, 2008.  In addition, to the base salary, the employee is entitled to receive a 10% commission of all sales of the Corporation.  The agreement also calls for the employee to receive health benefits (See Note 6).

For the year ended December 31, 2008 the Company received $18,803 from a principal shareholder. Pursuant to the terms of the loan, the loan is bearing an annual interest rate of 3.25% and is due on demand. As of December 31, 2008, the Company still owes $3,803 in principal to the principal shareholder and accrued interest of $31 (See Note 3).

During the fourth quarter of 2008, the principal stockholder contributed office space with a fair value of $2,913. (See note 5(D).)

SO ACT NETWORK, INC.
(F/K/A 43010, Inc.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

NOTE 8	SUBSEQUENT EVENTS

(A) Amendment to Articles of Incorporation

January 27, 2009 the Company amended its Articles of Incorporation to provide for an increase in its authorized share capital. The authorized capital stock increased to 250,000,000 common shares at a par value of $0.001 per share, and 10,000,000 preferred shares at a par value of $0.001 with class and series designations, voting rights, and relative rights and preferences to be determined by the Board of Directors of the Company from time to time.

(B) Stock Split Effected in the Form of a Stock Dividend

On January 16, 2009, the Company's Board of Directors declared a four-for-one stock split to be effected in the form of a stock dividend.  The stock split was distributed on January 16, 2009 to shareholders of record.  A total of 136,455,000 shares of common stock were issued.  All basic and diluted loss per share and average shares outstanding information has been adjusted to reflect the aforementioned stock dividend (See Note 5 (C)).

(C) Consulting Agreement

On January 19, 2009, the Company entered into a consulting agreement to construct social network software for a fee of $150 and $375 an hour.  The contract will remain in place until either party desire to cancel.  A retainer fee of $20,000 has been paid upon the execution of the agreement and will be used towards the services provided.  In addition, on January 14, 2009 the Company issued 20,000 shares in exchange for services valued at $5,000($0.25/share) As a result of the Forward Split, the 20,000 shares were increased to 80,000 shares. (See Note 8(E)).

On January 20, 2009, the Company entered into a service agreement with a transfer agent to become the Company's transfer agent for the purpose of maintaining stock ownership and transfer records for the Company.

(D)Stock issued for Cash

On January 2, 2009, the Company entered into stock purchase agreements to issue 20,000 shares of common stock for cash of $5,000 ($0.25/share). As a result of the Forward Split, the 20,000 shares were increased to 80,000 shares and the purchase price was similarly adjusted to $0.0625/share (see note 5 (c)).

On January 3, 2009, the Company entered into stock purchase agreements to issue 2,000 shares of common stock for cash of $500 ($0.25/share). As a result of the Forward Split, the 2,000 shares were increased to 8,000 shares and the purchase price was similarly adjusted to $0.0625/share (see note 5 (c)).

SO ACT NETWORK, INC.
(F/K/A 43010, Inc.)
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

On January 3, 2009, the Company entered into stock purchase agreements to issue 2,000 shares of common stock for cash of $500 ($0.25/share). As a result of the Forward Split, the 2,000 shares were increased to 8,000 shares and the purchase price was similarly adjusted to $ 0.0625/share (See Note 5(c)).

On January 11, 2009, the Company entered into stock purchase agreements to issue 32,000 shares of common stock for cash of $8,000 ($0.25/share). As a result of the Forward Split, the 32,000 shares were increased to 128,000 shares and the purchase price was similarly adjusted to $ 0.0625/share (See Note 5(c)).

On January 12, 2009, the Company entered into stock purchase agreements to issue 2,000 shares of common stock for cash of $500 ($0.25/share). As a result of the Forward Split, the 2,000 shares were increased to 8,000 shares and the purchase price was similarly adjusted to $ 0.0625/share (See Note 5(c)).

On January 15, 2009, the Company entered into stock purchase agreements to issue 4,000 shares of common stock for cash of $1,000 ($0.25/share). As a result of the Forward Split, the 4,000 shares were increased to 16,000 shares and the purchase price was similarly adjusted to $ 0.0625/share (See Note 5(c)).

(E) Stock issued for Services

On January 12, 2009, the Company issued 4,000 shares of common stock having a fair value of $1,000 ($0.25/share) in exchange for consulting services. As a result of the Forward Split, the 4,000 shares were increased to 16,000 shares and the purchase price was similarly adjusted to $ 0.0625/share (See Note 5(c)).

(F) Subscription Receivable

During the month of January 2009, $67,750 of stock subscription receivable has been collected (See Note 5(A)).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview

We were incorporated in the State of Delaware as of December 9, 2005. The current business model was developed by Mr. Halpern in September of 2008 and began when he joined the company on October 7, 2008.On October 2008, we became a development stage company focused on creating an Internet search engine and networking website. The live So Act Search Engine and So Act Network was launched on June 30, 2009.

he So Act Network has a zero-spam communication tool called “Conversations” that combines email and real-time chat with security and archiving. By cloning the “Conversation” tool, a user can have as many simultaneous conversations going as he or she wants. For example, when such user is having a conference meeting with several likeminded people, such user use the “Clone” tool to create additional conversation boxes to chat with other friends or family members. The “People” tool archives all the people a user knows, meets and interacts with on the So Act Network. The “Group” tool allows likeminded people to form unique groups focused on specific problems. The “Press Club” tool allows a user to release news to AP, Yahoo, Top 100 Radio, TV and Print Media, Top 50 information sites, Top 50 Blogs, Top 50 Social Networks, and people such user has interacted with on the So Act Network.

There will not be a charge for a general user to create a membership and that member will be permitted to access certain areas of the site, including review posts and search the general sections of the site.  However, members will be charged $1 per month if they have a network of people between 100 and 500 people.  If the members network grows to a number between 500 and 5,000 people then the member will be required to pay $2 per month for their membership.  Anything above 5,000 people in a members network will be a fee of $5 per month.  Also, if the member wants to join groups with no spam and no ads, the member will be charged a fee of $1 per group per month.  Lastly, we will charge members a fee for storage space.  If a member wants to keep files on their profile or under their member name, there will be a charge of $1 per month for 500 megabytes of memory and $5 per month for any amount of space greater than 500 megabytes.  We will also offer a Press Club membership for a membership fee of $2 per month for the membership and then an additional $5 for each press release issued.

The So Act Search Engine has a function to filter out irrelevant search results and provide a user with ten most relevant results. Advertisements in the search engine are optional, and related to the exact words searched. So with respect to advertisements, a user can choose to opt in or out anytime.

Plan of Operation

Our initial membership to join So Act Network is free but we will be charging a fee to users for upgraded services.  Such as, members will be charged $1 per month if they have a network of people between 100 and 500 people.  If the member’s network grows to a number between 500 and 5,000 people then the member will be required to pay $2 per month for their membership.  Anything above 5,000 people in a member’s network will be a fee of $5 per month.  Also, if a member wants to join groups with no spam and no ads, the member will be charged a fee of $1 per group per month.  Lastly, we will charge members a fee for storage space.  If a member wants to keep files on their profile or under their member name, there will be a charge of $1 per month for 500 megabytes of memory and $5 per month for any amount of space greater than 500 megabytes.  We will also offer a Press Club membership for a fee of $2 per month for the membership and then an additional $5 for each press release issued.   We believe we will be able to generate revenue in the future from low membership fees of between $2 and $10 per member per month from problem solvers as well as pay-per-click targeted advertising from green, eco-friendly companies who could find value in the type of socially conscious consumer who frequents our search engine and wants to solve problems in our network.

We believe there is a social and professional demand for our network.  Our plan is to draw our customer bases from two groups of audiences. The first group is categorized as socially conscious innovators, inventors, scientists, explorers, investors and creative thinkers developing legitimate world-improving solutions. The second group is categorized as socially conscious, social investing, social business, green and eco-friendly companies who can advertise their existing solutions to targeted consumers within our network.

The live So Act Search Engine and So Act Network was launched on June 30, 2009. Gigablast, Inc. (the “Gigabalst”), our engine and network developer, and we have entered into an Amendment to Gigablast Professional Services Agreement, pursuant to which, Gigablast agrees to reduce our outstanding balance from $34,325.00 to $17,162.50, which represents a 50% discount to the fees arising from the professional services provided by Gigablast in connection with developing the So Act Search Engine and So Act Network and reduce their hourly rate of labor for further development of the So Act Network from $150 per hour to $75 per hour. For the aforementioned considerations received, we grants Gigablast the right to use, for any purpose other than in the field of social action network, all work or intellectual property that Gigablast has developed for the Company under the Gigablast Professional Services Agreement. In addition, we have received three loans from Mr. Greg Halpern, in the amount of $9,500, $15,000 or $16,700 on May 11, May 22, and May 26, 2009, respectively. Each of the loans bears an interest at the primate rate. Additional expenses may arise from the maintenance of our regulatory filings and responsibilities which include legal, accounting and electronic filing services. It is anticipated that the cost to maintain these activities will be no less than $76,000 and no more than $108,000. We have entered into a Credit Line Agreement and Line of Credit Note with Greg Halpern who has agreed to establish a revolving line of credit for us with a maximum amount of $100,000 that will mature and expire on May 29, 2011. The Credit Line Agreement shall accrue interest at the prime rate.  The prime rate of interest is the rate of interest that major banks charge their most creditworthy customers.  For the purposes of this agreement, we shall determine the prime rate by using the prime rate reported by the Wall Street Journal on the date funds are extended to the Company.  Based on the current prime rate, it is estimated that the prime rate shall be 3.25% but that may be subject to adjustment based on market factors and the fluctuation of the prime rate.   We believe that the $100,000 will be sufficient to cover the additional expense arising from maintenance of our regulatory filings with the SEC.  In the event that we are not able to obtain additional funding or Mr. Halpern either fails to extend us sufficient financing, declines to loan additional cash, declines to fund the line of credit, declines to defer his salary payments, or seeks repayment of his existing loans, we will no longer be able to continue to operate and will have to cease operations unless we begin to generate sufficient revenue to cover all our costs.

We believe this is sufficient to cover fund our operations for the next year because, on June 25, we pre-paid Gigablast $6,000 for one year of hosting of So Act Network. The hosting needs of the company are therefore paid in full until June 24, 2010. The other potential fees will apply when we have at least one million users accessing our network on a daily basis. We do not anticipate other hosting fees for at least the next 12 months. As for the hourly fees, the initial development of the network has been completed and is paid for.  On June 25 we completed our Beta test and on June 30, 2009 So Act Network went live with all of the initial features planned; i.e our no spam- no ads communication tool called Conversations, our People tool allowing for people to join worldwide and contact and connect with each other, our Groups tool allowing people to start Groups and work on anything that is important to them while networking globally with others who seek to pursue those same interests, our information tool allowing peoples interests to be searched and found or made publicly available or only upon request, our preferences tool allowing people to provide publicly updated profiles on their backgrounds or upon request only,  our Web tool which allows ads to be opted in or out and provides only the top 5 results on the Internet without millions of unusable pages and last our Press tool which will allow people to create press releases for major and minor media and a members followers.

We anticipate approximately $15,000 more between now and August for completion of all the design work. Other than that, we do not foresee any other expenses with Gigablast.

This leaves only the cost of operations (which is primarily salary and the expense of being public). This equals all salary abated until the company can afford to pay Greg Halpern, its one employee, after all other expenses of the company are paid and there is a surplus.

As of the date of this filing, we do not expect to purchase or sell any plant or significant equipment or increase our number of employees in the next 12 months.

Results of Operations

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

	For the Years Ended December 31,
	2008	2007

Operating Expenses
General and Administrative	$62,210	$1,400
Professional Fees	11,325	-
Compensation	43,549	-
Total Operating Expenses	117,084	1,400

Loss from Operations	(117,084)	(1,400)

Other Expense
Interest Expense	(31)	-
Total Other Expense	(31)	-

Provision for Income Taxes	-	-

Net Loss	$(117,115)	$(1,400)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding
during the year Basic and Diluted	38,818,104	400,000

General and Administrative Expenses: Our general and administrative expenses were $62,210 for the fiscal year of 2008 and $1,400 for the fiscal year of 2007, representing an increase of $60,810 or approximately 4343.57%, as a result of our expenses on advertising which include the cost of public relations activities, stock issued for services, and other expenses associated with the private placement memorandum.

Net Loss: Our net loss for the fiscal year of 2008 was $117,115, compared to $1,400 for fiscal year of 2007. The increase in net loss was the result of the substantial increase in our operating expenses.

For the Quarter ended March 31, 2009 and for the Quarter ended March 31, 2008

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

	For the Quarters Ended March 31,
	2009	2008

Operating Expenses
General and Administrative	$18,934	$250
Professional Fees	15,555	-
Compensation	54,000	-
Total Operating Expenses	88,489	250

Loss from Operations	(88,489)	(250)

Other Expense
Interest Expense	-	-
Total Other Expense	-	-

Provision for Income Taxes	-	-

Net Loss	$(88,489)	$(250)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding
during the year Basic and Diluted	182,247,733	400,000

General and Administrative Expenses: Our general and administrative expenses were $18,934 for the first fiscal quarter of 2009 and $250 for the first quarter of 2008, representing an increase of $18,684 as a result of our expenses on advertising which include the cost of public relations activities, stock issued for services, and other expenses associated with the private placement memorandum.

Professional Fees: Our professional fees were $15,555 for the first fiscal quarter of 2009, compared to $0 for the first quarter of 2008, representing an increase of $15,555 as a result of an increase in the expenses associated with the preparation of our financial statements and regulatory filings.

Compensation: Our compensation expenses were $54,000 for the first fiscal quarter of 2009 and $0 for the first quarter of 2008, representing an increase of $54,000 as a result of the monthly compensation to Mr. Greg Halpern, our President and CEO, pursuant to an employment agreement with we entered into with Mr. Greg Halpern on October 13, 2008. A copy of the employment agreement was attached as Exhibit 10.1 to the Form 8-K filed on October 17, 2008.

Net Loss: Our net loss for the first quarter of 2009 was $88,489, compared to $250 for the first quarter of 2008. The increase in net loss was the result of the substantial increase in our operating expenses.

Liquidity and Capital Resources

We are in the development state with no revenue and have an accumulated deficit of $345,309 for the period from December 9, 2005 (inception) to March 31, 2009, and have negative cash flow from operations of $70,987 from inception.

Our financial statements have been presented on the basis that it is a going concern, which contemplates the realization of revenues from our subscriber base and the satisfaction of liabilities in the normal course of business. We have incurred losses from inception. These factors raise substantial doubt about our ability to continue as a going concern.

From our inception through March 31, 2009, our primary source of funds has been the proceeds of private offerings of our common stock and loans from stockholders.  Our need to obtain capital from outside investors is expected to continue until we are able to achieve profitable operations, if ever.  There is no assurance that management will be successful in fulfilling all or any elements of its plans.

For the fiscal year ended December 31, 2008, we received $18,803 from Mr. Greg Halpern, our principal shareholder. Pursuant to the terms of the loan, the loan is bearing an annual interest rate of 3.25% and due on demand. As of December 31, 2008, we owed $3,803 in principal and $31 in accrued interest. For the three months ended March 31, 2009 the shareholder loan balance has been repaid and the balance is $0.

We have received three loans from Mr. Greg Halpern, in the amount of $9,500, $15,000 or $16,700 on May 11, May 22, and May 26, 2009, respectively. Each of these loans are due upon demand and accrue interest at the prime rate.   The prime rate of interest is the rate of interest that major banks charge their most creditworthy customers.  For the purposes of this agreement, we shall determine the prime rate by using the prime rate reported by the Wall Street Journal on the date funds are extended to the Company.  Based on the current prime rate, it is estimated that the prime rate shall be 3.25% but that may be subject to adjustment based on market factors and the fluctuation of the prime rate.

We have entered into an Amendment to Gigablast Professional Services Agreement, pursuant to which, Gigablast agrees to reduce our outstanding balance from $34,325.00 to $17,162.50, which represents a 50% discount to the fees arising from the professional services provided by Gigablast in connection with developing the So Act Search Engine and So Act Network and reduce their hourly rate of labor for further development of the So Act Network from $150 per hour to $75 per hour. For the aforementioned considerations received, we grants Gigablast the right to use, for any purpose other than in the field of social action network, all work or intellectual property that Gigablast has developed for the Company under the Gigablast Professional Services Agreement.

However, additional expenses may arise from the maintenance of our regulatory filings and responsibilities which include legal, accounting and electronic filing services. It is anticipated that the cost to maintain these activities will be no less than $76,000 and no more than $108,000. We have entered into a Credit Line Agreement and Line of Credit Note with Greg Halpern who has agreed to establish a revolving line of credit for us with a maximum amount of $100,000 that will mature and expire on May 29, 2011. The Credit Line Agreement shall accrue interest at the prime rate.  The prime rate of interest is the rate of interest that major banks charge their most creditworthy customers.  For the purposes of this agreement, we shall determine the prime rate by using the prime rate reported by the Wall Street Journal on the date funds are extended to the Company.  Based on the current prime rate, it is estimated that the prime rate shall be 3.25% but that may be subject to adjustment based on market factors and the fluctuation of the prime rate .  We believe that the $100,000 will be sufficient to cover the additional expense arising from maintenance of our regulatory filings with the SEC.

We believe this credit line will be sufficient because, on June 25, we pre-paid Gigablast $6,000 for one year of hosting of So Act Network. The hosting needs of the company are therefore paid in full until June 24, 2010. The other potential fees will apply when we have at least one million users accessing our network on a daily basis. We do not anticipate other hosting fees for the next 12 months. As for the hourly fees, the initial development of the network has been completed and is paid for. On June 25 we completed our Beta test and on June 30, 2009 So Act Network went live with all of the initial features planned; i.e our no spam- no ads communication tool called Conversations, our People tool allowing for people to join worldwide and contact and connect with each other, our Groups tool allowing people to start Groups and work on anything that is important to them while networking globally with others who seek to pursue those same interests, our information tool allowing peoples interests to be searched and found or made publicly available or only upon request, our preferences tool allowing people to provide publicly updated profiles on their backgrounds or upon request only, our Web tool which allows ads to be opted in or out and provides only the top 5 results on the Internet without millions of unusable pages and last our Press tool which will allow people to create press releases for major and minor media and a members followers.

We anticipate approximately $15,000 more between now and August for completion of all the design work. Other than that, we do not foresee any other expenses with Gigablast.

This leaves only the cost of operations (which is primarily salary and the expense of being public). This equals all salary abated until the company can afford to pay Greg Halpern, its one employee, after all other expenses of the company are paid and there is a surplus.

As stated above, we do not expect significant cash needs other than our regulatory filing needs (including, legal, accounting and filing fees).  Other than that, we will not have any other expenses.  As of July 1, 2009, our cash balance is $15,435.  We do not expect to pay any salary because the only salary that we have is Mr. Halpern’s salary of $18,000 per month and that is being deferred.  Additionally, we do not expect to have any additional general & administrative expenses other than rent in the amount of $100 per month for the next twelve months.

In order to continue operations, we need to generate cash flow or income from our products.  If we are unable to generate cash or income from our products, then we will need cash in the amount of approximately $5,000 per month to continue to operate.  This does not include the accrued salary of $18,000 for Mr. Halpern which Mr. Halpern has agreed to defer indefinitely but if he decides to demand payment we will not be able to pay him and will be forced to cease operations.

In the event that we are not able to obtain additional funding or Mr. Halpern either fails to extend us sufficient financing, declines to loan additional cash, declines to fund the line of credit, declines to defer his salary payments, or seeks repayment of his existing loans, we will no longer be able to continue to operate and will have to cease operations unless we begin to generate sufficient revenue to cover all our costs.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners.  SFAS No. 160 affects those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and non-derivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement shall be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

Critical Accounting Policies and Estimates

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Use of Estimates: In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

Revenue Recognition:  Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is assured.  We had no revenue for the twelve months ended December 31, 2008 and 2007, respectively.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

As of the date of this registration statement, we have only one member on our board of directors and one chief executive officer, as follows:

Board of Directors

Greg Halpern (Chairman)

Executive Officers

NAME	AGE	POSITION
Greg Halpern	51	President, Chief Executive Officer, Chief Financial Officer

Greg Halpern

Greg Halpern is the founder of So Act Network, Inc. From 1997 to 2001 Mr. Halpern was the CEO of Circle Group Internet, Inc. (CRGQ: OTCBB). From 2002 to 2005, Mr. Halpern was the Chief Executive Officer of Circle Group Holdings Inc. (AMEX: CXN, formerly CRGQ.OB) and continued to be the CEO after it changed its name to Z-Trim Holdings Inc. (AMEX: ZTM) from 2006 - 2007. Circle Group was a venture capital firm for emerging technology companies which provided small business infrastructure, funding and intellectual capital to bring timely life-changing technologies to market through all early phases of the commercialization process. Mr. Halpern’s efforts there were focused on acquiring life improving technologies and bringing these products to the marketplace. In 2003, Mr. Halpern and his wife founded an unincorporated non-profit organization “People for Ultimate Kindness Toward All Living Creatures on Earth” whose purpose is and has been to identify problems on earth and those who are working to solve them. The Ultimate Kindness is a non-profit organization independent from the So Act Nework. The Ultimate Kindness and the So Act Network share no financial interest or otherwise. In 2007, Mr. Halpern resigned from his position at Z-Trim Holdings and took a one (1) year sabbatical from business touring the Continental United States in his RV with his family. Currently, Mr. Halpern serves as the president, Chief Executive Officer and Chief Financial Officer of So Act Network, Inc, and devotes approximately 50 hours each week to the management and operations of So Act Network.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2008 and 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO), and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Greg Halpern	2008	43,548	0	44,900	0	0	0	0	88,448
CEO&CFO
Michael Raleigh	2007	0	0	0	0	0	0	0	0
CEO & CFO	2006	0	0	0	0	0	0	0	0

(1)
The salary stated has been accrued and remains unpaid. In addition to the base salary, Mr. Greg Halpern shall be entitled to a monthly commission equal to 10% of all of our sales. Mr. Halpern voluntarily defers receiving his salary or commission pursuant to his employment agreement.  We do not have an agreement with Mr. Halpern to defer his salary or commission and he can demand immediate payment of his salary, commission, and accrued unpaid salary at any time.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Mr. Greg Halpern, our President, CEO and CFO, entered into an Employment Agreement with us on October 13, 2008.  Pursuant to the Employment Agreement, the term of the employment shall be for a period of ten (10) years commencing on October 13, 2008. The term of this Employment Agreement shall automatically be extended for additional terms of one (1) year each unless either party gives prior written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the end of the 10 years. Subject to the terms of the Employment Agreement, we shall pay Mr. Halpern eighteen thousand dollars per month as compensation for his services rendered as provided in the Employment Agreement. In addition to the base salary, Mr. Halpern shall be entitled to a monthly commission equal to 10% of all of our sales. The Employment Agreement was attached as Exhibit 10.1 to the Form 8-K filed on October 17, 2008, and is incorporated here within by reference.

Other than Greg Halpern, we do not have any other employees.

We have not had a promoter at any time during our past five fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of March 5, 2009 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Greg Halpern Address: 11008 Morning Dove Lane Spring Grove, IL 60081	180,000,000 shares	98.75%

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On December 20, 2008, we issued 4,000 shares of common stock to Serena Halpern for the web design services provided to us in late 2008. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. After the completion of a 4 for 1 forward split of our common stock on January 16, 2009, the 4,000 shares were increased to 16,000 shares. Serena Halpern is the daughter of Greg Halpern. The services provided were preparation of the Company Logo design which is now a registered Trademark, and all three designs and redesigns of the Company web site including the current version in use by So Act and its members. The Company believes the fee to Ms. Halpern, which consisted of $1,000 paid in restricted stock at $0.25 cents per share is comparable to third party providers of web services of comparable experience and expertise.

During the fourth quarter of 2008, Greg Halpern contributed office space with a fair value of $2,913. On October 14, 2008, we issued 44,900,000 shares of common stock of to Mr. Greg Halpern for his services rendered.  The shares were issued as founder’s shares for running the business and beginning its operations.  These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.  After the completion of a 4 for 1 forward split of our common stock on January 16, 2009, the 44,900,000 shares were increased to 179,600,000 shares.

On October 13, 2008, we executed an employment agreement with Mr. Greg Halpern, our President and CEO. The term of the agreement is ten (10) years. As compensation for services, Mr. Halpern will receive a monthly compensation of $18,000 beginning October 13, 2008. In addition, to the base salary, Mr. Halpern is entitled to receive a 10% commission of all of our sales.

For the year ended December 31, 2008, we received $18,803 from Mr. Greg Halpern, our principal shareholder. Pursuant to the loan agreement, the loan bears an annual interest rate of 3.25% and is due on demand. As of December 31, 2008, we still owe $3,803 in principal and accrued interest of $31.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our director and officer  is indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our future directors and  officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

SO ACT NETWORK. INC.
3,045,333 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is July   , 2009

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee		$7.48
Federal Taxes	$
State Taxes and Fees	$
Transfer Agent Fees		$6,000
Accounting fees and expenses		$10,000
Legal fees and expense		$40,000
Blue Sky fees and expenses	$
Miscellaneous	$
Total		$56,007.48

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

All of the shares issued and purchase price have been adjusted to take in account the 4 for 1 forward stock split that was effectuated January 2009.

We were incorporated in the State of Delaware in December, 2005. On October 7, 2008, we issued 180,000,000 shares of our common stock to Mr. Greg Halpern, our President, CEO and Chairman for services rendered.

These securities were issued pursuant to the exemption provided under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In connection with our private placement completed January 2009, we issued 2,140,000 shares of our common stock to 36 investors at $.0625 per share for an aggregate purchase price of $133,750 to the investors listed below.

We issued these shares in reliance on the safe harbor provided by Regulation D Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended.  These stockholders who received the securities representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Name	Shares Beneficially Owned Prior To Offering
Dawn Sadler	16,000
Shari Barman Trust	8,000
Jane Stratton Trust	8,000
Beatrice Peak	16,000
Ilan Awerbuch	16,000
Bradley Schlachter	8,000
Linn Schlachter	8,000
Edward Halpern Trust	8,000
Dianne Halpern Trust	8,000
John Rekevics	8,000
Luis Arteaga	8,000
Dale Schirmer	80,000
Renee Schirmer	80,000
Timothy Litchfield	160,000
Esther Stearns	8,000
Jan Cohn Stearns	8,000
Brian T. Bowman	1,296,000
Dean Yizhong Deng	80,000
Susan Blackman	8,000
John W. Steinborn	24,000
Stephen Eisen	8,000
Steven Hashimoto	8,000
Rex M. Carroll	8,000
Robert Galliani	8,000
Karen Rosenberg	4,000
Marc Ledergeber	64,000
Renate Soderstrom	8,000
Jan Soderstrom	80,000
Wayne Criswell	8,000
Dan Maguire	16,000

Stephen R. Minkler	16,000
Vicky Davis	8,000
Gary Urista	8,000
Vera Fischer	16,000
Jaziba O’Brien	16,000
Victoria Galliani	8,000

On January 27, 2009, our board of directors authorized the issuance of 144,000 shares of our common stock to five (5) individuals (as provided in the table below) as compensation for their services rendered. Julian Tydelski has provided all audio engineering services for our web commercial, valued at $1,000.  His services were rendered and completed on June 10, 2009. Matt Wells, CEO of Gigablast, provided design services for the So Act Search Engine and Network, valued at $5,000, in the first quarter of 2009. Al Lautenslager provided the market research service, valued at $1,000, in the first quarter of 2009.  Daniel Ruchman will provide his market research services, valued at $1,000, in the second quarter of 2009. Serena Halpern completed her web design service, valued at $1,000, in late 2008. All of their shares were valued at the offering price of .0625 on a dollar for dollar basis. The following table illustrates the shares each of the five (5) individuals received as compensation for the abovementioned services:

Julian Tydelski	16,000
Al Lautenslager	16,000
Matt Wells	80,000
Daniel T. Ruchman	16,000
Serena Halpern	16,000

We issued the shares to the five (5) individuals in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for these transactions.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation filed as Exhibit 3.1 to the Form 10SB field on April 3, 2006 and incorporated herewith by reference.
3.1(a)	Amendment to the Articles of Incorporation filed with the Commission as Exhibit 3.1 to a Form 8-K filed on February 2, 2009 and incorporated herein by reference.
3.2	By-Laws filed with the Commission as Exhibit 3.(ii) to a Form 10-SB filed on April 3, 2006 and incorporated herein by reference.
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Employment Agreement with Greg Halpern was filed as Exhibit 10.3 to the Form 8-K filed on October 17, 2008 and incorporated herewith by reference.
10.2	Promissory Note between So Act Network, Inc. and Greg Halpern filed as Exhibit 10.2 to the Form S-1 filed on March 6, 2009.
10.3	Consulting Agreement to Construct Social Network Software*
10.4	Amendment to the Gigablast Professional Service Agreement, effective May 29, 2009 **
10.5	Service Agreement with a Transfer Agent.*
10.6	Promissory Note Effective May 11, 2009 **
10.7	Promissory Note Effective May 22, 2009 **
10.8	Promissory Note Effective May 26, 2009 **
10.9	Credit Line Agreement Effective May 28, 2009
10.10	Line of Credit Note Effective May 28, 2009**
10.11	Amendment to Gigablast Service Agreement, dated July 29, 2009
10.12	Independent Contractor Agreement with Matt Wells
23.1	Consent of Gately & Associates, LLC
23.2	Consent of Webb & Company, P.A.
23.3	Consent of Counsel, as in Exhibit 5.1
24.1
Power of Attorney

*Attached as Exhibits 10.3 and 10.4 to the Form S-1/A filed on April 27, 2009 and incorporated herein by reference.
** Attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to the Form 8-K filed on June 2, 2009 and incorporated herein by reference

Item 17. Undertakings.

(A)The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any additional or changed material information with respect to the plan of distribution.

i.	Provided however, that:

(a) Paragraphs (A)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(b) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(i) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (230.430B of this chapter):

                            A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                            B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                (ii) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Chicago, Illinois on July 27 , 2009.

SO ACT NETWORK, INC.

/s/ Greg Halpern
Name: Greg Halpern
Title: Chief Executive Officer, Chief Financial Officer (Principal Accounting Officer) Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg Halpern and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of So Act Network, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

SO ACT NETWORK, INC.

/s/ Greg Halpern
Name: Greg Halpern
Title: Chief Executive Officer, Chief Financial Officer (Principal Accounting Officer) Director